UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.  )
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Filed by a party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
NexImmune, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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9119 Gaither Road
Gaithersburg, MD 20877
June 21, 2024
To Our Stockholders:
You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of NexImmune, Inc. (the “Company”) to be held at 10:00 a.m., Eastern Daylight Time, on July 11, 2024. We have decided to hold the Special Meeting virtually via live webcast on the internet. We believe hosting a virtual special meeting enables greater stockholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our stockholders, and reduces the cost and environmental impact of the special meeting. You will be able to attend the Special Meeting, vote and submit your questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/NEXI2024SM2. You will not be able to attend the Special Meeting in person.
The purpose of the Special Meeting is to adopt and approve (i) the dissolution of the Company (the “Dissolution”) and, following such Dissolution, the liquidation and winding-up of the Company pursuant to the Plan of Liquidation and Dissolution (as it may be amended from time to time, the “Plan of Dissolution”), which if approved, will authorize the Company’s Board of Directors (the “Board”) to liquidate and wind-up the Company in accordance with the Plan of Dissolution (the “Dissolution Proposal”), and (ii) the adjournment of the Special Meeting, from time to time, if determined necessary or advisable by the Board or any committee thereof, including to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Dissolution Proposal (the “Adjournment Proposal”).
A special meeting to consider the Dissolution was originally convened on December 21, 2023, adjourned on that date and scheduled to reconvene on January 18, 2024, and adjourned on that date and scheduled to reconvene on February 7, 2024. At the time of each such adjournment, the proxies received by the Company reflected more votes “for” the Dissolution than votes “against” and “abstain” with respect to the Dissolution; however, such proxies were not received from the requisite number of stockholders to establish a quorum at that special meeting. On February 2, 2024, the Company disclosed that it had entered into an agreement to sell shares of its common stock, par value $0.0001 per share (“common stock”) and warrants to third-party investors in a registered offering for aggregate gross proceeds of approximately $3.67 million before fees and expenses and, as a result, that it had determined to postpone that special meeting while it continued to pursue alternatives intended to maximize the value of the business and its assets. At the time of such postponement, the proxies received by the Company continued to reflect more votes “for” the Dissolution than votes “against” and “abstain” with respect to the Dissolution; however, once again, such proxies had not been received from the requisite number of stockholders to establish a quorum at that special meeting. The Company’s efforts to obtain additional financing have not succeeded to date, and the Board thus currently believes that the alternatives to the Dissolution available are likely limited to seeking voluntary dissolution at a later time with potentially diminished assets or seeking bankruptcy protection (should our net assets decline to levels that would require such action). In light of that, and given that, at the time of the originally convened session of the special meeting and each date it was subsequently adjourned and postponed, the proxies received by the Company reflected more votes “for” the Dissolution than votes “against” or “abstain” with respect to the Dissolution, the Board has authorized and issued to our President and Chief Executive Officer and a member of our Board one share of Series A Preferred Stock. The Series A Preferred Stock entitles the holder thereof, as such, to (i) vote together with the holders of shares of common stock as a single class on the Dissolution Proposal, the Adjournment Proposal and any other matter the Board determines (in its sole discretion) is related to the Dissolution Proposal (each, a “Voting Proposal”) and (ii) cast a number of votes, in person or by proxy, on such Voting Proposal equal to the number of shares of common stock outstanding at the close of business on June 11, 2024, which the Board has set as the record date for the Special Meeting, provided that the aggregate number of shares of common stock present in person or by proxy, and entitled to vote thereon that voted “for” such Voting Proposal is greater than the aggregate number of shares of common stock present in person or by proxy and entitled to vote thereon that voted “against” or “abstain” on such Voting Proposal.
The Series A Preferred Stock is designed to ensure that, assuming it is voted in favor of the Dissolution Proposal, the Dissolution Proposal will be adopted if the aggregate number of shares of common stock present in person or by proxy and entitled to vote thereon that voted “for” the Dissolution Proposal is greater than the aggregate number of shares of Common Stock present in person or by proxy and entitled to vote thereon that voted “against” or “abstain” on the Dissolution Proposal. Accordingly, in order for the Dissolution Proposal to be approved, the aggregate number of shares of common stock present in person or by proxy and entitled to vote thereon that voted “for” the Dissolution Proposal must be greater than the aggregate number of shares of common stock present in person or by proxy and entitled to vote thereon that voted “against” or “abstain” on the Dissolution Proposal.
The Board carefully reviewed and considered the Dissolution and liquidation and winding up of the Company pursuant to the Plan of Dissolution in light of the financial position of the Company, including its available cash, resources and operations following and in light of the Company’s review and pursuit of strategic alternatives available to the Company (including financings, collaborations or other transactions), and taking into account the continued incurrence of cost by the Company notwithstanding previously announced cost-saving measures and the lack of revenue sources. The Board deemed the Dissolution, and liquidation and winding-up of the Company pursuant to the Plan of Dissolution advisable and in the best interests of the Company and our stockholders, authorized, adopted and approved the Dissolution and the Plan of Dissolution and directed that the Dissolution and Plan of Dissolution be submitted to the Company’s stockholders for adoption and approval. The Board unanimously recommends that you vote “FOR” the Dissolution Proposal and “FOR” each of other proposals described in the accompanying proxy statement.
More information about the Dissolution Proposal, the Adjournment Proposal and the Special Meeting is contained in the accompanying proxy statement. In particular, you should carefully read the section entitled “Risk Factors” beginning on page 9 of the proxy statement for a discussion of risks you should consider in evaluating the Dissolution.
Whether or not you plan to attend the meeting, we hope that you will have your stock represented by submitting a proxy to vote your shares over the Internet or by telephone as provided in the instructions set forth on the enclosed proxy card, or by completing, signing and returning your proxy in the enclosed envelope, as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy or, in the absence of such instructions, as recommended by the Board.
Thank you for your continued support.
Sincerely,

Kristi Jones President and Chief Executive Officer

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on July 11, 2024
To Our Stockholders:
NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (including any adjournment, continuation, or postponement thereof, the “Special Meeting”) of NexImmune, Inc. (the “Company”) will be held virtually via live webcast on the Internet on July 11, 2024 at 10:00 a.m., Eastern Daylight Time. You will be able to attend the Special Meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/NEXI2024SM2 and entering the 16-digit control number included in the enclosed proxy card.
At the Special Meeting, stockholders will consider and vote on the following matters:
1.
the approval and adoption of the dissolution of the Company (the “Dissolution”) and, following such Dissolution, the liquidation and winding-up of the Company pursuant to the Plan of Liquidation and Dissolution (as it may be amended from time to time, the “Plan of Dissolution”), which if approved, will authorize the Company’s Board of Directors (the “Board”) to liquidate and wind-up the Company in accordance with the Plan of Dissolution (the “Dissolution Proposal”); and

2.
the approval and adoption of the adjournment of the Special Meeting, from time to time, if determined necessary or advisable by the Board or any committee thereof, including to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Dissolution Proposal (the “Adjournment Proposal”).

The record date for purposes of determining the stockholders entitled to notice of, and to vote at, the Special Meeting is the close of business on June 11, 2024 (the “record date”). A list of stockholders of record will be available during the 10 days prior to the Special Meeting, at our principal executive offices located at 9119 Gaither Road, Gaithersburg, MD 20877.
Only stockholders of record holding shares of our common stock, par value $0.0001 per share or Series A Preferred Stock, par value $0.0001 per share, as of the close of business on the record date are entitled to notice of, and to vote at, the Special Meeting or any postponement, continuation or adjournment thereof. Your vote is important regardless of the number of shares you own.
We urge you to submit a proxy to vote your shares over the Internet or by telephone as provided in the instructions set forth on the enclosed proxy card, or complete, date, sign and promptly return the enclosed proxy card whether or not you expect to attend the Special Meeting. A postage-prepaid envelope, addressed to Broadridge Financial Solutions, which is serving as proxy tabulator, has been enclosed for your convenience. If you attend the Special Meeting, you may vote your shares even if you have previously submitted a proxy.
This notice is being mailed to stockholders on June 21, 2024.
By Order of the Board of Directors,

Sol J. Barer, Ph.D. Chairman of the Board of Directors June 21, 2024

i

PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 11, 2024
This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors (“Board”) of NexImmune, Inc., also referred to in this proxy statement as the “Company,” “NexImmune,” “we” or “us” for use at the virtual Special Meeting of Stockholders (including any adjournment, continuation, or postponement thereof, “Special Meeting”) to be held at 10:00 a.m., Eastern Daylight Time, on July 11, 2024, and at any postponement, continuation or adjournment thereof. We have determined that the Special Meeting will be held virtually via live audio webcast on the Internet, with no physical in-person meeting. You will be able to attend the Special Meeting, vote and submit your questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/NEXI2024SM2. For purposes of this proxy statement, references to attending the Special Meeting “in person” mean attending the Special Meeting virtually.
This proxy statement and accompanying proxy materials are being mailed to stockholders on June 21, 2024.
Important Notice Regarding the Availability of Proxy Materials for
the Special Meeting to be Held on July 11, 2024:
This proxy statement is available for viewing, printing and downloading by following the instructions at
www.proxyvote.com.

GENERAL INFORMATION
Who is soliciting my vote?
Our Board is soliciting your vote for the Special Meeting.
When is the record date for the Special Meeting?
The record date for determination of stockholders entitled to notice of, and vote at, the Special Meeting is the close of business on June 11, 2024. The record date for the Special Meeting shall apply to any advancement, postponement, continuation, adjournment or other change in the date of such Special Meeting.
Why are we holding a virtual Special Meeting?
The Special Meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us during the Special Meeting so they can ask questions of the Board or management, as time permits.
How do I access the virtual special meeting?
The live webcast of the Special Meeting will begin promptly at 10:00 a.m., Eastern Daylight Time, on July 11, 2024. Online access to the webcast will open 15 minutes prior to the start of the Special Meeting to allow time for you to log-in and test your device’s audio system. The virtual Special Meeting is running the most updated version of the applicable software and plugins. You should ensure you have a strong Internet connection wherever you intend to participate in the Special Meeting. You should also allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Special Meeting.
Log-in Instructions. To be admitted to the virtual Special Meeting, you will need to log-in at www.virtualshareholdermeeting.com/NEXI2024SM2 using the 16-digit control number found on the proxy card or voting instruction card previously mailed or made available to stockholders entitled to vote at the Special Meeting.
Will I be able to ask questions and have these questions answered during the virtual Special Meeting?
Stockholders may submit questions for the Special Meeting after logging in. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/NEXI2024SM2, typing your question into the “Ask a Question” field, and clicking “Submit.” Please submit any questions before the start time of the meeting. Appropriate questions related to the business of the Special Meeting (the proposals being voted on) will be answered during the Special Meeting as time permits. Additional information regarding the ability of stockholders to ask questions during the Special Meeting, related to rules of conduct and other materials for the Special Meeting will be available at www.virtualshareholdermeeting.com/NEXI2024SM2.
What happens if there are technical difficulties during the Special Meeting?
Beginning 15 minutes prior to, and during, the Special Meeting, we will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Special Meeting, voting at the Special Meeting or submitting questions at the Special Meeting. If you encounter any difficulties accessing the virtual Special Meeting during the check-in or meeting time, please call the technical support line available at www.virtualshareholdermeeting.com/NEXI2024SM2.
How many votes can be cast by all stockholders?
There were 1,371,051 shares of our common stock, par value $0.0001 per share (“common stock”), outstanding on the record date, all of which are entitled to vote with respect to all matters to be acted upon at the Special Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder.
There was one share of our Series A Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), outstanding on the record date. The Series A Preferred Stock entitles the holder thereof, as such, to (i) vote together with the holders of common stock as a single class on the Dissolution Proposal, the

Adjournment Proposal and any other matter the Board determines (in its sole discretion) is related to the Dissolution Proposal (each, a “Voting Proposal”) and (ii) cast a number of votes, in person or by proxy, on such Voting Proposal equal to the number of shares of common stock outstanding at the close of business on June 11, 2024, which the Board has set as the record date for the Special Meeting, provided that the aggregate number of shares of common stock present in person or by proxy, and entitled to vote thereon that voted “for” such Voting Proposal is greater than the aggregate number of shares of common stock present in person or by proxy and entitled to vote thereon that voted “against” or “abstain” on such Voting Proposal.
How is a quorum reached?
Our Amended and Restated Bylaws, as amended, provide that the holders of one-third of the voting power of all of the shares of capital stock entitled to vote (or deemed entitled to vote) at the meeting, present or represented by proxy, will constitute a quorum for the transaction of business at the Special Meeting.
Under the General Corporation Law of the State of Delaware (the “DGCL”), shares that are voted “abstain” and broker “non-votes” (shares held by a broker or nominee that are represented at the meeting, but with respect to which the broker or nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal) are counted as present for purposes of determining whether a quorum is present at the Special Meeting.
For purposes of determining the existence of a quorum at the Special Meeting, the Series A Preferred Stock is deemed to entitle the holder thereof, as such, to have the voting power that is equal to the number of shares of common stock outstanding at the close of business on June 11, 2024, which the Board has set as the record date for the Special Meeting, regardless of whether the aggregate number of shares of common stock present in person or by proxy, and entitled to vote thereon that voted “for” such Voting Proposal is greater than the aggregate number of shares of common stock present in person or by proxy and entitled to vote thereon that voted “against” or “abstain” on such Voting Proposal. Accordingly, so long as at least one share of common stock and the share of Series A Preferred Stock are present or represented by proxy at the Special Meeting, a quorum will be present.
If, for any reason, a quorum is not present, the meeting may be adjourned until a quorum is obtained.
How do I vote?
If you are the record holder of your shares, you may vote in one of four ways. You may submit a proxy to vote over the Internet, by telephone, or by mail or you may vote at the Special Meeting.
You may submit a proxy to vote over the Internet or by telephone: Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote by Internet or telephone.
You may submit a proxy to vote by mail: If you received a proxy card by mail, you can vote by mail by completing, signing, and returning the proxy card as instructed on the card.
You may vote during the meeting: If you attend the Special Meeting, you may participate in and vote online at the Special Meeting. You will need to enter your 16-digit control number to vote your shares at the Special Meeting. Please visit www.virtualshareholdermeeting.com/NEXI2024SM2 for instructions on how to attend the Special Meeting live over the Internet. To vote during the Special Meeting when the polls open use the “vote” button on the interface.
Telephone and Internet voting for stockholders of record will be available until 11:59 p.m. Eastern Daylight Time on July 10, 2024 and mailed proxy cards must be received by July 10, 2024 in order to be counted at the Special Meeting. If the Special Meeting is adjourned or postponed, these deadlines may be extended.

The shares represented by all valid proxies will be voted as specified in those proxies. If the shares you own are held in your name and you return a duly executed proxy without specifying how your shares are to be voted, they will be voted as follows in accordance with the recommendations of our Board:
•
FOR the approval and adoption of the dissolution of the Company (the “Dissolution”) and, following such Dissolution, the liquidation and winding-up of the Company pursuant to the Plan of Liquidation and Dissolution (the “Plan of Dissolution”), which, if approved, will authorize the Board to liquidate and wind-up the Company in accordance with the Plan of Dissolution (the “Dissolution Proposal”); and

•
FOR the approval and adoption of the adjournment of the Special Meeting, from time to time, if determined necessary or advisable by the Board or any committee thereof, including to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Dissolution Proposal (the “Adjournment Proposal”).

If you are a beneficial owner of shares held in “street name” by your broker, bank or other nominee: If you are a beneficial owner of shares held in “street name” by your broker, bank or other nominee, you should have received a voting instruction form with these proxy materials from your broker, bank or other nominee rather than from us. The voting deadlines and availability to submit a proxy by telephone or the Internet for beneficial owners of shares will depend on the voting processes of the broker, bank or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction form and any other materials that you receive from that organization. If you hold your shares in multiple accounts, you should submit a proxy to vote your shares as described in each set of proxy materials you receive.
If the shares you own are held in street name, the bank or brokerage firm, as the record holder of your shares, is required to vote your shares in accordance with your instructions. You should direct your broker how to vote the shares held in your account. Under the rules that govern brokers who are voting with respect to shares held by them as nominee, brokers have the discretion to vote such shares only on routine matters. The approval of the Dissolution and Plan of Dissolution is considered a non-routine matter. A broker “non-vote” occurs when a broker submits a proxy form but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Because the voting standard for the Dissolution Proposal is a majority of the voting power of the outstanding shares of our common stock and Series A Preferred Stock entitled to vote on the proposal, counted as a single class, broker non-votes would, without taking into account the terms of the Series A Preferred Stock, have the effect of a vote “Against” the proposal. However, as further discussed under “Will choosing not to vote my shares have the same effect as casting a vote against the Dissolution Proposal or the Adjournment Proposal,” assuming the Series A Preferred Stock is voted “for” such Voting Proposal, the failure of a share of our common stock to be voted on the Dissolution Proposal will effectively have no impact on the outcome of the vote.
The Adjournment Proposal is considered a routine matter. If you do not instruct your broker on how to vote your shares, your broker will have the discretion to vote your shares with respect to the Adjournment Proposal.
How do I revoke my proxy or change my vote?
If you are a stockholder of record on the record date for the Special Meeting, you have the power to revoke your proxy at any time before your proxy is voted at the Special Meeting. You can revoke your proxy in one of four ways:
•	providing to our Secretary a signed notice of revocation;
•	granting a new, valid proxy card bearing a later date;
•	submitting a new proxy to vote by telephone or the Internet at a later time; or
•	attending the Special Meeting and voting online at the meeting. However, your attendance at the Special Meeting will not automatically revoke your proxy unless you vote again at the Special Meeting.
Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Special Meeting. Such written notice of revocation or subsequent proxy card should be delivered to our Corporate Secretary at 9119 Gaither Road, Gaithersburg, MD 20877, Attention: NexImmune, Inc.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted. If a broker, bank or other nominee holds your shares, you must contact such broker, bank or nominee in order to find out how to change your vote.
What vote is required to adopt each proposal?
Under the DGCL, the Dissolution Proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of our common stock and Series A Preferred Stock entitled to vote thereon, voting as a single class.
The Series A Preferred Stock is designed to ensure that, assuming it is voted in favor of the Dissolution Proposal, the Dissolution Proposal will be adopted if the aggregate number of shares of common stock present in person or by proxy and entitled to vote thereon that voted “for” the Dissolution Proposal is greater than the aggregate number of shares of common stock present in person or by proxy and entitled to vote thereon that voted “against” or “abstain” on the Dissolution Proposal. Accordingly, in order for the Dissolution Proposal to be approved, the aggregate number of shares of common stock present in person or by proxy and entitled to vote thereon that voted “for” the Dissolution Proposal must be greater than the aggregate number of shares of common stock present in person or by proxy and entitled to vote thereon that voted “against” or “abstain” on the Dissolution Proposal. As further discussed under “Will choosing not to vote my shares have the same effect as casting a vote against the Dissolution Proposal or the Adjournment Proposal,” assuming the Series A Preferred Stock is voted “for” such Voting Proposal, the failure of a share of our common stock to be voted on the Dissolution Proposal will effectively have no impact on the outcome of the vote.
The Adjournment Proposal requires the approval of a majority of the votes cast affirmatively or negatively for this proposal. With respect to the Adjournment Proposal, abstentions and broker non-votes will not affect the voting results.
The votes will be counted, tabulated and certified by John F. Holewa, who shall serve as the inspector of elections for the Special Meeting.
Will choosing not to vote my shares have the same effect as casting a vote against the Dissolution Proposal or the Adjournment Proposal?
No. If you prefer that the Dissolution Proposal or the Adjournment Proposal not be approved, you should cast your vote against the applicable proposal.
Approval of the Dissolution Proposal requires the affirmative vote of the majority of the voting power of the outstanding shares of our common stock and Series A Preferred Stock entitled to vote thereon, voting as a single class. Because the Series A Preferred Stock is entitled to cast a number of votes with respect to each proposal equal to the number of shares of our common stock outstanding on the record date, provided that the aggregate number of shares of common stock present in person or by proxy, and entitled to vote thereon that voted “for” such Voting Proposal is greater than the aggregate number of shares of common stock present in person or by proxy and entitled to vote thereon that voted “against” or “abstain” on such Voting Proposal, and because broker “non-votes” with respect to the Dissolution Proposal and shares of our common stock not present or represented by proxy at the Special Meeting are not taken into account for this purpose, assuming the Series A Preferred Stock votes in favor of the Dissolution Proposal, the failure of a share of our common stock to be voted will effectively have no impact on the outcome of the Dissolution Proposal.
The Adjournment Proposal requires the approval of a majority of the votes cast affirmatively or negatively for this proposal. With respect to the Adjournment Proposal, abstentions and broker non-votes will not affect the voting results.
Why is the Board recommending approval of the Dissolution and Plan of Dissolution?
The Board carefully reviewed and considered the Dissolution and Plan of Dissolution in light of the financial position of the Company, including our available cash, resources and operations following and in light of our review and pursuit of strategic alternatives available to the Company (including financings, collaborations or other transactions), and taking into account the continued incurrence of cost by the Company notwithstanding previously announced cost-saving measures and the lack of revenue sources. After due consideration of the options available to the Company, our Board deemed that the Dissolution to be advisable and in the best interests of the Company and our stockholders. See “Proposal 1: Approval of the Dissolution and Plan of Dissolution — Reasons for the Proposed Dissolution.”
What does the Plan of Dissolution entail?
The Plan of Dissolution provides an outline of the steps for the Dissolution of the Company under Delaware law. The Plan of Dissolution provides that we will file the Certificate of Dissolution following the required stockholder approval; however, the decision of whether or not to proceed with the Dissolution and when to file the Certificate of Dissolution will be made by the Board in its sole discretion.
What will happen if the Dissolution is approved?
If the Dissolution is approved by our stockholders, our Board will have sole discretion to determine if and when (at such time as they deem appropriate following stockholder approval of the Dissolution) to proceed with the Dissolution. If the Board decides to proceed with the Dissolution, we will liquidate any remaining assets, satisfy or make reasonable provisions for our remaining obligations, and make distributions to the stockholders of available proceeds, if any. The Board intends to seek to distribute funds to our stockholders as quickly as possible, as permitted by the DGCL and the Plan of Dissolution, and intends to take all reasonable actions to optimize the distributable value to our stockholders.
If our Board determines that the Dissolution is not in our best interests, and so not in the best interests of our stockholders, our Board may direct that the Dissolution be abandoned, or may amend or modify the Plan of Dissolution to the extent permitted by Delaware law without the necessity of further stockholder approval. After the Certificate of Dissolution has been filed, revocation of the Dissolution would require stockholder approval under Delaware law.
Can the Company estimate the distributions that the stockholders would receive in the Dissolution?
We cannot predict with certainty the amount of distributions, if any, to our stockholders. However, based on the information currently available to us and if our stockholders approve the Dissolution, we estimate that there will not be any cash available for distribution to our stockholders in the Dissolution and, based on our current estimates, we expect that you will not receive any distribution. Notwithstanding the foregoing, we cannot predict the timing or amount of any distributions, as uncertainties as to the ultimate amount of our liabilities, the operating costs and amounts to be reserved for claims, obligations and provisions during the liquidation and winding-up process, and the related timing to complete such transactions make it impossible to predict with certainty the actual net cash amount, if any, that may ultimately be available for distribution to stockholders or the timing of any such distributions. Accordingly, you will not know whether there will be any distribution at all, or if there were to be a distribution, the exact amount of such distribution, when you vote on the proposal to approve the Plan of Dissolution.
Although we cannot predict the timing or amount of any such distributions, to the extent funds are available for distribution to stockholders, the Board intends to seek to distribute such funds to our stockholders as quickly as possible, as permitted by the DGCL and the Plan of Dissolution, and will take all reasonable actions to optimize the distributable value to our stockholders. See the section entitled “Proposal 1 — Approval of the Dissolution and the Plan of Dissolution — Estimated Distributions to Stockholders” beginning on page 13 of this proxy statement for a description of the assumptions underlying and sensitivities of our estimate of the total cash distributions to our stockholders in the Dissolution.
What is the reporting, trading, and listing status of the Company?
As previously disclosed, on November 30, 2023, the Company was notified by the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that, in light of the Company’s previously disclosed workforce reduction plan and focus on exploring strategic alternatives, based upon the Staff’s belief that the Company is a “public shell” as that term is defined in Nasdaq Listing Rule 5101 (the “Listing Rule”), the Company would be delisted from The Nasdaq Capital Market unless the Company timely requests a hearing before a Nasdaq Hearings Panel (the “Panel”) to address the deficiencies and present a plan to regain compliance. On December 7, 2023, the Company requested a hearing before the Panel, which was held on February 29, 2024. Subsequently, we received notice that the Panel had granted our request for an exception through May 28, 2024 to evidence compliance with the Listing Rule.

If the Dissolution is approved by our stockholders and if the Board determines to proceed with the Dissolution, we will close our transfer books at the effective time of the Certificate of Dissolution (the “Effective Time”). After such time, we will not record any further transfers of our common stock, except, in our sole discretion, such transfers occurring by will, intestate succession or operation of law as to which we have received adequate written notice, and we will not issue any new stock certificates, other than replacement certificates. In addition, after the Effective Time, we will not issue any shares of our common stock upon exercise of outstanding options, warrants, or restricted stock units. As a result of the closing of our transfer books, it is anticipated that distributions, if any, made in connection with the Dissolution will likely be made pro rata to the same stockholders of record as the stockholders of record as of the Effective Time, and it is anticipated that no further transfers of record ownership of our common stock will occur after the Effective Time except, in our sole discretion, such transfers occurring by will, intestate succession or operation of law as to which we have received adequate written notice.
Additionally, whether or not the Dissolution is approved, we will have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until we have exited such reporting requirements. If the Dissolution is approved by our stockholders and if the Board determines to proceed with the Dissolution, the Company plans to initiate steps to exit from certain reporting requirements under the Exchange Act.
However, such process may be protracted and we may be required to continue to file Current Reports on Form 8-K to disclose material events, including those related to the Dissolution. Accordingly, we will continue to incur expenses that will reduce the amount available for distribution, including expenses of complying with public company reporting requirements and paying our service providers, among others.
Do I have appraisal rights in connection with the Dissolution?
None of Delaware law, our Sixth Amended and Restated Certificate of Incorporation, as amended, or our Amended and Restated Bylaws, as amended, provides for appraisal or other similar rights for dissenting stockholders in connection with the Dissolution, and we do not intend to independently provide stockholders with any such right.
Are there any risks related to the Dissolution?
Yes. You should carefully review the section entitled “Risk Factors” beginning on page 9 of this proxy statement for a description of risks related to the Dissolution.
Will I owe any U.S. federal income taxes as a result of the Dissolution?
If the Dissolution is approved and implemented, a stockholder that is a U.S. person generally will recognize gain or loss on a share-by-share basis equal to the difference between (1) the sum of the amount of cash and the fair market value of property, if any, distributed to the stockholder with respect to each share, less any known liabilities assumed by the stockholder or to which the distributed property (if any) is subject, and (2) the stockholder’s adjusted tax basis in each share of our common stock. You are urged to read the section entitled “Proposal 1 — Approval of the Dissolution and to the Plan of Dissolution — Certain Material U.S. Federal Income Tax Consequences of the Proposed Dissolution” beginning on page 24 of this proxy statement for a summary of certain material U.S. federal income tax consequences of the Dissolution, including the ownership of an interest in a liquidating trust, if any.
What will happen to our common stock if the Certificate of Dissolution is filed with the Office of the Secretary of State of the State of Delaware?
If the Certificate of Dissolution is filed with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”), our common stock (if not previously delisted and deregistered) will be delisted from the Nasdaq and deregistered under the Exchange Act from and after the Effective Time, and subject to applicable law, each holder of shares of our common stock shall cease to have any rights in respect of that stock, except the right to receive distributions, if any, pursuant to and in accordance with the Plan of Dissolution and the DGCL. After the Effective Time, our stock transfer records shall be closed, and we will not record or recognize any transfer of our common stock occurring after the Effective Time, except, in our sole discretion, such transfers occurring by will, intestate succession or operation of law as to which we have received adequate written notice. Under the DGCL, no stockholder shall have any appraisal rights in connection with the Dissolution.
We expect to file the Certificate of Dissolution and for the Dissolution to become effective as soon as reasonably practicable after the Dissolution is approved by our stockholders; however, the decision of whether or not to proceed with the Dissolution will be made by the Board in its sole discretion. We intend to provide advance notice to our stockholders prior to the closing of our stock transfer records.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
The information in this proxy statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These statements include statements regarding the intent, belief or current expectations of members of our management team, as well as the assumptions on which such statements are based, and are generally identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “predicts,” “intends,” “should,” “could,” “continues,” or the negative version of these words or other comparable words. Forward-looking statements in this proxy statement include, but are not limited to:
•	plans and expectations for the Dissolution;
•	beliefs about the Company’s available options and financial condition;
•	all statements regarding the tax and accounting consequences of the transactions contemplated by the Dissolution; and
•	all statements regarding the amount and timing of distributions made to stockholders, if any, in connection with the Dissolution.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Such statements are subject to known and unknown risks and uncertainties and other unpredictable factors, many of which are beyond our control. We make no representation or warranty (express or implied) about the accuracy of any of the forward-looking statements. These statements are based on a number of assumptions involving the judgment of management. Many relevant risks are described under the caption “Risk Factors” on page 9 of this proxy statement, as well as throughout this proxy statement and the incorporated documents, and you should consider these important cautionary factors as you read this document.
The forward-looking statements in this proxy statement involve certain uncertainties and risks, including but not limited to:
•	our ability to complete the Dissolution in a timely manner, or at all;
•	the timing and amount of cash and other assets available for distribution, if any, to our stockholders upon Dissolution;
•	the impact of business uncertainties in connection with the Dissolution;
•	the occurrence of any event, change or circumstance that could give rise to the termination of the Plan of Dissolution;
•	the risk that we may have liabilities or obligations about which we are not currently aware;
•	the risk that the cost of settling our liabilities and contingent obligations could be higher than anticipated; and
•
other risks and uncertainties described in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 16, 2024, and those risks and uncertainties described in our subsequent reports filed with the SEC, including our Quarterly Reports on Form 10-Q.

Any forward-looking statements are made as of the date of this proxy statement only. In each case, actual results may differ materially from such forward-looking information. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of or any material adverse change in one or more of the risk factors or risks and uncertainties referred to in this proxy statement or included in the documents incorporated by reference herein or other periodic reports or other documents or filings filed with or furnished to the SEC from time to time could materially and adversely affect our business, prospects, financial condition and results of operations. Except as required by law, we do not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections or other circumstances affecting such forward-looking statements occurring after the date of this proxy statement.

RISK FACTORS
The following risk factors, together with the other information in this proxy statement and in the “Risk Factors” sections included in the documents incorporated by reference into this proxy statement (see the section entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page 32 of this proxy statement), should be carefully considered before deciding whether to vote to approve the Dissolution Proposal as described in this proxy statement. In addition, stockholders should keep in mind that the risks described below are not the only risks that are relevant to your voting decision. The risks described below are the risks that we currently believe are the material risks of which our stockholders should be aware. Nonetheless, additional risks that are not presently known to us, or that we currently believe are not material, may also prove to be important. Notably, the Company cautions that trading in the Company’s securities is highly speculative and poses substantial risks.
Trading prices for the Company’s securities may bear little or no relationship to the actual value realized, if any, by holders of the Company’s securities. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.
RISKS RELATED TO THE DISSOLUTION
We cannot predict the timing of the distributions, if any, to stockholders.
Our current intention is that, if approved by our stockholders, the Certificate of Dissolution would be filed promptly after such approval; however, the decision of whether or not to proceed with the Dissolution will be made by the Board in its sole discretion. No further stockholder approval would be required to effect the Dissolution. However, if the Board determines that the Dissolution is not in our best interest, and so not in the best interest of our stockholders, the Board may, in its sole discretion, abandon the Dissolution or may amend or modify the Plan of Dissolution to the extent permitted by Delaware law without the necessity of further stockholder approval. After the Certificate of Dissolution has been filed, revocation of the Dissolution would require stockholder approval under Delaware law.
Under Delaware law, before a dissolved corporation may make any distribution to its stockholders, it must pay or make reasonable provision to pay all of its claims and obligations, including all contingent, conditional or unmatured contractual claims known to the corporation. Furthermore, we may be subject to potential liabilities relating to indemnification obligations, if any, to third parties or to our current and former officers and directors. It might take significant time to resolve these matters, and as a result we are unable to predict the timing of distributions, if any are made, to our stockholders.
We cannot assure you as to the amount of distributions, if any, to be made to our stockholders.
We cannot predict with certainty the amount of distributions, if any, to our stockholders. However, based on the information currently available to us and if our stockholders approve the Dissolution, we estimate that there will not be any cash available for distribution to our stockholders in the Dissolution and, based on our current estimates, we expect that you will not receive any distribution. Notwithstanding the foregoing, we cannot predict the timing or amount of any distributions, as uncertainties as to the ultimate amount of our liabilities, the operating costs and amounts to be reserved for claims, obligations and provisions during the liquidation and winding-up process, and the related timing to complete such transactions make it impossible to predict with certainty the actual cash amount, if any, that may ultimately be available for distribution to stockholders or the timing of any such distributions. Accordingly, you will not know whether there will be any distribution at all, or if there were to be a distribution, the exact amount of such distribution, when you vote on the proposal to approve the Plan of Dissolution. Examples of uncertainties that could reduce the value of distributions to our stockholders include: unanticipated costs relating to the defense, satisfaction or settlement of lawsuits or other claims threatened against us or our directors or officers; amounts necessary to resolve claims of any creditors or other third parties; and delays in the liquidation and dissolution or other winding up process.
In addition, as we wind down, we will continue to incur expenses from operations, including directors’ and officers’ insurance; payments to service providers and any continuing employees or consultants; taxes; and legal, accounting and consulting fees and expenses related to our filing obligations with the SEC, which will reduce any amounts available for distribution to our stockholders. As a result, we cannot assure you as to any amounts to be distributed to our stockholders if the Board proceeds with the Dissolution. If our stockholders do not approve the Dissolution Proposal, we will not be able to proceed with the Dissolution and no liquidating distributions will be made in connection therewith. See the section entitled “Proposal 1 — Approval of the Dissolution and the Plan of Dissolution — Estimated Distributions to Stockholders” beginning on page 13 of this proxy statement for a description of the assumptions underlying and sensitivities of our estimate of the total cash distributions to our stockholders in the Dissolution.
It is the current intent of the Board, assuming approval of the Dissolution, that any cash will first be used to pay our outstanding current liabilities and then will be retained to pay ongoing corporate and administrative costs and expenses associated with winding down the company, liabilities and potential liabilities relating to or arising out of any litigation matters and potential liabilities relating to our indemnification obligations, if any, to our service providers, or to our current and former officers and directors.
The Board will determine, in its sole discretion, the timing of the distribution of the remaining amounts, if any, to our stockholders in the Dissolution. We can provide no assurance as to if or when any such distribution will be made, and we cannot provide any assurance as to the amount to be paid to stockholders in any such distribution, if one is made. Stockholders may receive no distribution at all. To the extent funds are available for distribution to stockholders, the Board intends to seek to distribute such funds to our stockholders as quickly as possible, as permitted by the DGCL, and intends to take all reasonable actions to optimize the distributable value to our stockholders.
If our stockholders do not approve the Dissolution Proposal, we would not be able to continue our business operations.
On August 31, 2023, we issued a press release announcing that, in order to reduce our cash expenditures while continuing to pursue our existing strategic plan, our Board approved and our management implemented a reduction in workforce, designed to reduce costs and extend our cash. On October 31, 2023, our Board approved a further reduction-in-force of substantially all of the Company’s employees, other than key members of management necessary to implement the wind up and support the efforts to maximize the value of the business and its assets. On November 2, 2023, our Board unanimously approved the liquidation and wind up of the Company through a dissolution pursuant to a plan of liquidation and dissolution, subject to stockholder approval, while continuing to pursue alternatives intended to maximize the value of the business and its assets. A special meeting to consider the Dissolution was originally convened on December 21, 2023, adjourned on that date and scheduled to reconvene on January 18, 2024, and adjourned on that date and scheduled to reconvene on February 7, 2024. On February 2, 2024, the Company disclosed that it had entered into an agreement to sell shares of its common stock and warrants to third-party investors in a registered offering for aggregate gross proceeds of approximately $3.67 million before fees and expenses and, as a result, that it had determined to postpone that special meeting while it continued to pursue alternatives intended to maximize the value of the business and its assets. The Company’s efforts to obtain additional financing have not succeeded to date. If our stockholders do not approve the Dissolution Proposal, the Board will continue to explore what, if any, alternatives are available for the future of the Company in light of its business activities; however, those alternatives are likely limited to seeking voluntary dissolution at a later time with potentially diminished assets or seeking bankruptcy protection (should our net assets decline to levels that would require such action). It is unlikely that these alternatives would result in greater stockholder value than the proposed Plan of Dissolution and the Dissolution.
The Board may determine not to proceed with the Dissolution.
Even if the Dissolution Proposal is approved by our stockholders, the Board may determine in its sole discretion not to proceed with the Dissolution. If our Board elects to pursue any alternative to the Plan of Dissolution, our stockholders may not receive any of the funds that might otherwise be available for distribution to our stockholders. After the Certificate of Dissolution has been filed, revocation of the Dissolution would require stockholder approval under Delaware law.
Our stockholders may be liable to third parties for part or all of the amount received from us in our liquidating distributions if reserves are inadequate.
If the Dissolution becomes effective, we may establish a contingency reserve designed to satisfy any additional claims and obligations that may arise. Any contingency reserve may not be adequate to cover all of our claims and obligations. Under the DGCL, if we fail to create an adequate contingency reserve for payment of our expenses, claims and obligations, each stockholder could be held liable for payment to our creditors for claims brought prior to or after the expiration of the Survival Period (as defined below) after we file the

Certificate of Dissolution with the Secretary of State (or, if we choose the Safe Harbor Procedures (as defined under the section entitled “Proposal 1 — Approval of the Dissolution and the Plan of Dissolution — Delaware Law Applicable to Our Dissolution — Payments and Distributions to Claimants and Stockholders — Safe Harbor Procedures under DGCL Sections 280 and 281(a)” beginning on page 17 of this proxy statement), for claims brought prior to the expiration of the Survival Period), up to the lesser of (i) such stockholder’s pro rata share of amounts owed to creditors in excess of the contingency reserve and (ii) the amounts previously received by such stockholder in Dissolution from us and from any liquidating trust or trusts. Accordingly, in such event, a stockholder could be required to return part or all of the distributions previously made to such stockholder, and a stockholder could receive nothing from us under the Plan of Dissolution. Moreover, if a stockholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a situation in which a stockholder may incur a net tax cost if the repayment of the amount previously distributed does not cause a commensurate reduction in taxes payable in an amount equal to the amount of the taxes paid on amounts previously distributed.
Our stockholders of record will not be able to buy or sell shares of our common stock after we close our stock transfer books on the Effective Time.
If the Board determines to proceed with the Dissolution, we intend to close our stock transfer books and discontinue recording transfers of our common stock at the Effective Time. After we close our stock transfer books, we will not record any further transfers of our common stock on our books, except, in our sole discretion, such transfers occurring by will, intestate succession or operation of law as to which we have received adequate written notice. Therefore, shares of our common stock will not be freely transferable after the Effective Time. As a result of the closing of the stock transfer books, all liquidating distributions in the Dissolution will likely be made pro rata to the same stockholders of record as the stockholders of record as of the Effective Time.
If the Dissolution is approved by our stockholders and if the Board determines to proceed with the Dissolution, we plan to initiate steps to exit from certain reporting requirements under the Exchange Act, which may substantially reduce publicly available information about us. If the exit process is protracted, we will continue to bear the expense of being a public reporting company despite a lack of revenue sources.
Our common stock is currently registered under the Exchange Act, which requires that we, and our officers and directors with respect to Section 16 of the Exchange Act, comply with certain public reporting and proxy statement requirements thereunder. Compliance with these requirements is costly and time-consuming. If the Dissolution is approved by our stockholders and if the Board determines to proceed with the Dissolution, we plan to initiate steps to exit from such reporting requirements in order to curtail expenses; however, such process may be protracted and we may be required to continue to file Current Reports on Form 8-K or other reports to disclose material events, including those related to the Dissolution. Accordingly, we will continue to incur expenses that will reduce the amount available for distribution, including expenses of complying with public company reporting requirements and paying our service providers, among others. If our reporting obligations cease, publicly available information about us will be substantially reduced.
Stockholders may not be able to recognize a loss for U.S. federal income tax purposes until they receive a final distribution from us.
As a result of the Dissolution, for U.S. federal income tax purposes, a stockholder that is a U.S. person generally will recognize gain or loss on a share-by-share basis equal to the difference between (1) the sum of the amount of cash and the fair market value of property, if any, distributed to the stockholder with respect to each share, less any known liabilities assumed by the stockholder or to which the distributed property (if any) is subject, and (2) the stockholder’s adjusted tax basis in each share of our common stock. A liquidating distribution pursuant to the Plan of Dissolution may occur at various times and in more than one tax year. Any loss generally will be recognized by a stockholder only in the tax year in which the stockholder receives our final liquidating distribution, and then only if the aggregate value of all liquidating distributions with respect to a share of our common stock is less than the stockholder’s tax basis for that share. Stockholders are urged to consult with their own tax advisors as to the specific tax consequences to them of the Dissolution pursuant to the Plan of Dissolution. See the section entitled “Proposal 1 — Approval of the Dissolution and the Plan of Dissolution —  Certain Material U.S. Federal Income Tax Consequences of the Proposed Dissolution” beginning on page 24 of this proxy statement.

The tax treatment of any liquidating distribution may vary from stockholder to stockholder, and the discussions in this proxy statement regarding tax consequences are general in nature.
We have not requested a ruling from the IRS with respect to the anticipated tax consequences of the Dissolution, and we will not seek an opinion of counsel with respect to the anticipated tax consequences of any liquidating distributions. If any of the anticipated tax consequences described in this proxy statement prove to be incorrect, the result could be increased taxation at the corporate or stockholder level, thus reducing the benefit to our stockholders and us from the Dissolution. Tax considerations applicable to particular stockholders may vary with and be contingent on the stockholder’s individual circumstances. You should consult your own tax advisor for tax advice instead of relying on the discussions of tax consequences in this proxy statement.

PROPOSAL 1 — APPROVAL OF THE DISSOLUTION AND THE PLAN OF DISSOLUTION
We are asking you to adopt and approve the Dissolution and, following such Dissolution, the liquidation and winding-up of the Company pursuant to the Plan of Dissolution. Our Board has deemed the Dissolution to be advisable and in the best interests of the Company and our stockholders, has authorized, adopted, and approved the Dissolution and has authorized, adopted, and approved the Plan of Dissolution. The reasons for the Dissolution are described under “Proposal 1 — Approval of the Dissolution and the Plan of Dissolution — Background of the Proposed Dissolution” beginning on page 14 of this proxy statement. The Dissolution requires approval by the holders of a majority of our outstanding common stock and Series A Preferred Stock entitled to vote thereon. Our Board unanimously recommends that our stockholders authorize the Dissolution.
In general terms, when we dissolve, we will cease conducting our business, wind up our affairs, dispose of our non-cash assets, pay or otherwise provide for our obligations, and distribute our remaining assets, if any, during a post-dissolution period of at least three years, as required by the DGCL. We will follow the dissolution and winding-up procedures prescribed by the DGCL, as described in further detail under “Proposal 1 — Approval of the Dissolution and the Plan of Dissolution — Delaware Law Applicable to Our Dissolution” beginning on page 16 of this proxy statement. Our liquidation, winding up and distribution procedures will be further guided by our Plan of Dissolution, as described in further detail under “Proposal 1 — Approval of the Dissolution and the Plan of Dissolution — Our Plan of Dissolution” beginning on page 19 of this proxy statement. You should carefully consider the risk factors relating to our complete dissolution and liquidation and described under “Risk Factors — Risks Related to The Dissolution” beginning on page 9 of this proxy statement.
Subject to the requirements of the DGCL and our Plan of Dissolution, as further described below, we will use our existing cash to pay for our winding up procedures, including:
•	income and other taxes;
•
the costs associated with our Dissolution and winding up over the Survival Period; these costs may include, among others, expenses necessary to the implementation and administration of our Plan of Dissolution and fees and other amounts payable to professional advisors (including legal counsel, financial advisors and others) and to consultants and others assisting us with our Dissolution and winding up;

•	any claims by others against us that we do not reject as part of the winding up process;
•	any amounts owed by us under contracts with third parties;
•
the funding of any reserves or other security we are required to establish, or deem appropriate to establish, to pay for asserted claims (including lawsuits) and possible future claims, as further described below; and

•
solely to the extent remaining after provision for the above-described payments, liquidating distributions to be made to our stockholders, which distributions may be made from time to time as available and in accordance with the DGCL procedures described below.

ESTIMATED DISTRIBUTIONS TO STOCKHOLDERS
We cannot predict with certainty the amount of distributions, if any, to our stockholders. However, based on the information currently available to us and if our stockholders approve the Dissolution, we estimate that there will not be any cash available for distribution to our stockholders in the Dissolution and, based on our current estimates, we expect that you will not receive any distribution. Notwithstanding the foregoing, we cannot predict the timing or amount of any distributions, as uncertainties as to the ultimate amount of our liabilities, the operating costs and amounts to be reserved for claims, obligations and provisions during the liquidation and winding-up process, and the related timing to complete such transactions make it impossible to predict with certainty the actual net cash amount, if any, that may ultimately be available for distribution to stockholders or the timing of any such distributions. Accordingly, you will not know whether there will be any distribution at all, or if there were to be a distribution, the exact amount of such distribution, when you vote on the proposal to approve the Plan of Dissolution. Distributions, if any, to our stockholders may be paid in one or more distributions. Such distributions will not occur until after the Certificate of Dissolution is filed, and we cannot predict the timing or amount of any such distributions (if any), as uncertainties as to the ultimate amount of our liabilities, the operating costs and amounts to be set aside for claims, obligations and provisions during the liquidation and winding-up process, and the related timing to complete such transactions make it impossible to predict with certainty the actual net cash amount that will ultimately be available for distribution to stockholders or the timing of any such distributions. Examples of uncertainties that could reduce the value of distributions (if any) to our stockholders include: unanticipated costs relating to the defense, satisfaction or settlement of existing or future lawsuits or other claims threatened against us or our officers or directors; amounts necessary to resolve claims of our creditors; and delays in the liquidation and dissolution due to our inability to settle claims or otherwise.
Our estimate that there will not be any distribution amount is preliminary and many of the factors that are necessary to determine how much, if any, we will be able to distribute to our stockholders in liquidation are subject to change and outside of our control. While we intend to pursue matters related to our liquidation and winding up as quickly as possible if we obtain approval from our stockholders, the timing of many elements of this process after our Dissolution will not be entirely within our control and, therefore, we are unable to estimate when we would be able to begin making any post-Dissolution liquidating distributions to our stockholders, to the extent there was any amount to distribute. See the section entitled “Risk Factors — Risks Related to The Dissolution” beginning on page 9 of this proxy statement.
The description of the Dissolution contained in this introductory section is general in nature and is subject to various other factors and requirements, as described in greater detail below.
BACKGROUND OF THE PROPOSED DISSOLUTION
On November 2, 2023, following a review of strategic alternatives available to the Company (including financings, collaborations or other transactions), and taking into account the continued incurrence of costs by the Company notwithstanding previously announced cost-saving measures and the lack of revenue sources, the Board unanimously approved a Dissolution and subsequent liquidation and winding up of the Company, subject to stockholder approval, while continuing to pursue alternatives intended to maximize the value of the Company’s business and its assets.
A special meeting to consider the Dissolution was originally convened on December 21, 2023, adjourned on that date until January 18, 2024, and adjourned on that date and scheduled to reconvene on February 7, 2024. At the time of each such adjournment, the proxies received by the Company reflected more votes “for” the Dissolution than votes “against” and “abstain” with respect to the Dissolution; however, such proxies were not received from the requisite number of stockholders to establish a quorum at that Special Meeting. In disclosing the second adjournment of that special meeting, the Company also disclosed that it expected its existing cash and cash equivalents to be sufficient to meet anticipated cash requirements through mid-February 2024 and that, in addition to soliciting votes from stockholders, the Company would continue exploring strategic or financing alternatives, and the Company subsequently disclosed that, if it were able to raise additional funding prior to reconvening the special meeting in amounts sufficient to meet its anticipated cash requirements to continue as a going concern, the Company would expect to postpone or cancel the special meeting.
On February 2, 2024, the Company disclosed that it had entered into an agreement to sell common stock and warrants to third-party investors in a registered offering for aggregate gross proceeds of approximately $3.67 million before fees and expenses and, as a result, that it had determined to postpone the special meeting while it continued to pursue alternatives intended to maximize the value of the business and its assets. At the time of such postponement, the proxies received by the Company continued to reflect more votes “for” the Dissolution than votes “against” and “abstain” with respect to the Dissolution; however, once again, such proxies had not been received from the requisite number of stockholders to establish a quorum at that Special Meeting.
From the closing of such financing until the end of May, the Company pursued means of obtaining additional financing. Concurrently therewith, and in light of the failure to obtain a quorum at the special meeting and advice provided to the Board that the repeated failure to achieve a quorum as recounted above in large part resulted from the Company’s large retail stockholder base, which has resulted in low participation and voting at past stockholder meetings, the Board was advised on options to ensure a quorum in the event stockholder approval were required for such financing, including (i) lowering the quorum requirement to one-third of the voting power of the shares entitled to vote at the meeting and (ii) designating a share of preferred stock that would guarantee a quorum.

The Company’s efforts to obtain additional financing have not succeeded to date, and the Board thus currently believes that the alternatives to Dissolution available to the Company are likely limited to seeking voluntary dissolution at a later time with potentially diminished assets or seeking bankruptcy protection (should the Company’s net assets decline to levels that would require such action), and that it is unlikely that such alternatives would result in greater stockholder value than the Dissolution and liquidation and winding up of the Company thereafter pursuant to the Plan of Dissolution.
Based upon the foregoing, and the numerous discussions the Board has had at least since August 31, 2023, when the Company first issued a press release announcing that, in order to reduce its cash expenditures, it was implementing a reduction in workforce, including discussion with respect to the Dissolution and alternatives thereto, the Board determined that it is in the best interests of the Company and all of its stockholders to (i) effect the Dissolution and the liquidation and winding up of the Company following the Dissolution pursuant to the Plan of Dissolution, and (ii) authorize and issue to our President and Chief Executive Officer and a member of our Board the one share of Series A Preferred Stock.
The Series A Preferred Stock is designed to ensure the Dissolution Proposal will be approved and adopted if the holders of a majority of the common stock actually voting vote in favor of the Dissolution Proposal. To that end, the Series A Preferred Stock entitles the holder thereof, as such, to (i) vote together with the holders of shares of common stock as a single class on the Dissolution Proposal, the Adjournment Proposal and any other matter the Board determines (in its sole discretion) is related to the Dissolution Proposal (each, a “Voting Proposal”) and (ii) cast a number of votes, in person or by proxy, on such Voting Proposal equal to the number of shares of common stock outstanding on June 11, 2024, which the Board has set as the record date for the Special Meeting, provided that the aggregate number of shares of common stock present in person or by proxy, and entitled to vote thereon that voted “for” such Voting Proposal is greater than the aggregate number of shares of common stock present in person or by proxy and entitled to vote thereon that voted “against” or “abstain” on such Voting Proposal. Although the holder of the Series A Preferred Stock is not obligated to vote in favor of any Voting Proposal, the Company understands that the holder of the Series A Preferred Stock intends to vote in favor of the Dissolution Proposal if the holders of a majority of the common stock actually voting vote in favor of that Proposal.
Upon the Dissolution, the holder of the Series A Preferred Stock shall be entitled to receive $0.01, payable in cash out of funds legally available therefor, by reason of her ownership thereof, prior to the payment of any amounts to the holders of our common stock, and no more. No dividends shall be paid on the Series A Preferred Stock. The Series A Preferred Stock may be redeemed at any time at the option of the Board (in its sole discretion) for $0.01, payable in cash and only out of funds legally available therefor. In the event of a merger or consolidation of the Company with or into another entity (whether or not the Company is the surviving entity), the holder of Series A Preferred Stock is not entitled to receive any consideration in respect thereof. The holder of the Series A Preferred Stock may not, directly or indirectly, transfer (by sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, bequest, devise or descent, by operation of law or by any other transfer or disposition of any kind, including to any receivers, creditors, trustees in bankruptcy or other insolvency proceeding) such share to any other person or entity without the prior written consent of the Board (acting in its sole discretion); provided that this does not prohibit the grant or delivery of a proxy to any person designated or appointed by the Company to act on behalf of the holders of the Company’s capital stock who have so granted a proxy in connection with the Dissolution Proposal or the Adjournment Proposal. The approval of the holder of the Series A Preferred Stock, voting as a separate class, is required to amend the certificate of designation containing the terms of the Series A Preferred Stock.
REASONS FOR THE PROPOSED DISSOLUTION
The Board believes that the Dissolution is in the Company’s best interests and the best interests of our stockholders. The Board considered and pursued at length potential strategic alternatives available to the Company, and, following the results of such review, now believes that pursuing a wind-up of the Company in accordance with the Plan of Dissolution gives our Board the most flexibility in maximizing value for our stockholders.
In making its determination to approve the Dissolution, the Board considered, in addition to other pertinent factors, the fact that the Company will continue to incur substantial accounting, legal and other expenses associated with being a public company despite having a lack of revenue sources or financing alternatives; and

the fact that the Company has conducted an evaluation to identify remaining strategic alternatives involving the Company, such as financings, collaborations or other transactions, that would have a reasonable likelihood of providing value to our stockholders. As a result of its evaluation, the Board concluded that the Dissolution is the preferred strategy among the alternatives now available to the Company and is in the best interests of the Company and its stockholders. Accordingly, the Board approved the Dissolution of the Company pursuant to the Plan of Dissolution and recommends that our stockholders approve the Dissolution Proposal.
DELAWARE LAW APPLICABLE TO OUR DISSOLUTION
We are a corporation organized under the laws of the State of Delaware and the Dissolution will be governed by the DGCL. The following is a brief summary of some of the DGCL provisions applicable to the Dissolution. The following summary is qualified in its entirely by Sections 275 through 283 of the DGCL, which are attached to this proxy statement as Annex B.
Delaware Law Generally
Authorization of Board and Stockholders. If a corporation’s board of directors deems it advisable that the corporation should dissolve, it may adopt a resolution to that effect by a majority vote of the whole board and notify the corporation’s stockholders entitled to vote on the dissolution of the adoption of the resolution and the calling of a meeting of stockholders to act on the resolution. Our Board has unanimously adopted and approved a resolution approving the Dissolution and the Plan of Dissolution and deeming them advisable and recommending them to our stockholders. Under the DGCL, the Dissolution requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of our common stock and Series A Preferred Stock entitled to vote thereon, voting as a single class, meaning abstentions and broker non-votes would, without taking into account the terms of the Series A Preferred Stock, have the effect of a vote “Against” the Dissolution Proposal. However, as further discussed above under “Will choosing not to vote my shares have the same effect as casting a vote against the Dissolution Proposal or the Adjournment Proposal,” assuming that the aggregate number of shares of common stock present in person or by proxy, and entitled to vote thereon that voted “for” such Voting Proposal is greater than the aggregate number of shares of common stock present in person or by proxy and entitled to vote thereon that voted “against” or “abstain” on such Voting Proposal, and the Series A Preferred Stock votes in favor of the Dissolution Proposal, the failure of a share of our common stock to be voted on the Dissolution Proposal will effectively have no impact on the outcome thereof.
Certificate of Dissolution. If a corporation’s stockholders authorize its dissolution, to consummate the dissolution the corporation must file a certificate of dissolution with the Secretary of State. If our stockholders authorize the Dissolution at the Special Meeting, we intend to file the Certificate of Dissolution with the Secretary of State as soon as practicable after the receipt of such approval. However, the timing of such filing is subject to the discretion of the Board.
Possible Permitted Abandonment of Dissolution. The resolution authorizing a dissolution adopted by a corporation’s board of directors may provide that, notwithstanding authorization of the dissolution by the corporation’s stockholders, the board of directors may abandon the dissolution without further action by the stockholders. While we do not currently foresee any reason that our Board would abandon our proposed Dissolution once it is authorized by our stockholders, to provide our Board with the maximum flexibility to act in the best interests of our stockholders, the resolutions adopted by our Board included language providing the board with the flexibility to abandon the Dissolution without further action of our stockholders at any time prior to the filing of the Certificate of Dissolution.
Time of Dissolution. When a corporation’s certificate of dissolution is filed with the Secretary of State and has become effective, along with the corporation’s tender of all taxes (including Delaware franchise taxes) and fees authorized to be collected by the Secretary of State, the corporation will be dissolved. We refer to the effective time of the Certificate of Dissolution herein as the “Effective Time.”
Continuation of Corporation After Dissolution
A dissolved corporation continues its existence for three years after dissolution, or such longer period as the Delaware Court of Chancery may direct, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against them, and enabling the corporation gradually to settle and close its business, to dispose of and convey its property, to discharge its liabilities and to distribute to its stockholders any remaining assets. A dissolved corporation may not, however, continue the business for the purpose for which it was organized. Any action, suit or proceeding begun by or against the corporation either prior to or within three years after the date of its dissolution does not abate by reason of the dissolution, and for the purpose of any such action, suit or proceeding, the corporation will continue beyond the Survival Period until any related judgments, orders or decrees are fully executed, without the necessity for any special direction by the Delaware Court of Chancery. Our Plan of Dissolution will govern our liquidation and winding-up process after Dissolution. See the section entitled “Proposal 1 — Approval of the Dissolution and the Plan of Dissolution — Our Plan of Dissolution” beginning on page 19 of this proxy statement.
Payment and Distribution to Claimants and Stockholders
A dissolved corporation must pay or make reasonable provision to pay (or reserve of funds as security for payment in certain instances) all claims against the corporation in accordance with the applicable provisions of the DGCL. Such claims or obligations shall be paid in full and any such provision for payment shall be made in full if there are sufficient assets. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority, and, among claims of equal priority, ratably to the extent of assets legally available therefor. Any remaining assets shall be distributed to the stockholders of the dissolved corporation. The dissolved corporation may do this by following one of two procedures, as described below.
Safe Harbor Procedures under DGCL Sections 280 and 281(a) (the “Safe Harbor Procedures”)
A dissolved corporation may elect to give notice of its dissolution to persons having a claim against the corporation (other than claims against the corporation in any pending actions, suits or proceedings to which the corporation is a party) (“Current Claimants”) and to persons with contractual claims contingent on the occurrence or nonoccurrence of future events or otherwise conditional or unmatured (“Contingent Contractual Claimants”), and after giving these notices, following the procedures set forth in the DGCL, as described below.
The Plan of Dissolution provides the Board with the discretion to elect to follow the Safe Harbor Procedures rather than the Alternative Procedures (as defined below).
Current Claimants
Notices and Publication. The notice to Current Claimants must state (1) that all such claims must be presented to the corporation in writing and must contain sufficient information reasonably to inform the corporation of the identity of the claimant and the substance of the claim; (2) the mailing address to which the claim must be sent; (3) the date (the “Claim Date”) by which the claim must be received by the corporation, which must be no earlier than 60 days from the date of the corporation’s notice; (4) that the claim will be barred if not received by the Claim Date; (5) that the corporation may make distributions to other claimants and the corporation’s stockholders or persons interested as having been such without further notice to the Current Claimant; and (6) the aggregate annual amount of all distributions made by the corporation to its stockholders for each of the three years before the date of dissolution. The notice must be published at least once a week for two consecutive weeks in a newspaper of general circulation in the county in which the corporation’s registered agent in Delaware is located and in the corporation’s principal place of business and, in the case of a corporation having $10.0 million or more in total assets at the time of dissolution, at least once in all editions of a daily newspaper with a national circulation. On or before the date of the first publication of the notice, the corporation must also mail a copy of the notice by certified or registered mail, return receipt requested, to each known claimant of the corporation, including persons with claims asserted against the corporation in a pending action, suit or proceeding to which the corporation is a party.
Effect of Non-Responses to Notices. If the dissolved corporation does not receive a response to the corporation’s notice by the Claim Date from a Current Claimant who was given actual notice according to the foregoing paragraph, then the claimant’s claim will be barred.
Treatment of Responses to Notices. If the dissolved corporation receives a response to the corporation’s notice by the Claim Date, the dissolved corporation may accept or reject, in whole or in part, the claim. If the dissolved corporation rejects a claim, it must mail a notice of the rejection to the Current Claimant by certified or registered mail, return receipt requested, within 90 days after receipt of the claim (or, if earlier, at least 150 days before the expiration of the Survival Period). The notice must state that any claim so rejected will be barred if the Current Claimant does not commence an action, suit or proceeding with respect to the claim within 120 days of the date of the rejection.

Effect of Non-Responses to Rejections of Claims. If the dissolved corporation rejects a claim and the Current Claimant does not commence an action suit or proceeding with respect to the claim within the 120-day post-rejection period, then the Current Claimant’s claim will be barred.
Contingent Contractual Claims
Notices. The notice to Contingent Contractual Claimants (persons with contractual claims contingent on the occurrence or nonoccurrence of future events or otherwise conditional or unmatured) must be in substantially the same form and sent and published in the same manner, as notices to Current Claimants and shall request that Contingent Contractual Claimants present their claims in accordance with the terms of such notice.
Responses to Contractual Claimants. If the dissolved corporation receives a response by the date specified in the notice by which the claims from Contingent Contractual Claimants must be received by the corporation, which must be no earlier than 60 days from the date of the corporation’s notice to Contingent Contractual Claimants, the dissolved corporation must offer to the Contingent Contractual Claimant such security as the dissolved corporation determines is sufficient to provide compensation to the claimant if the claim matures. This offer must be mailed to the Contingent Contractual Claimant by certified or registered mail, return receipt requested, within 90 days of the dissolved corporation’s receipt of the claim (or, if earlier, at least 150 days before the expiration of the post- dissolution survival period). If the Contingent Contractual Claimant does not deliver to the dissolved corporation a written notice rejecting the offer within 120 days after receipt of the offer for security, the claimant is deemed to have accepted the security as the sole source from which to satisfy the claim against the dissolved corporation.
Determinations by Delaware Court of Chancery
A dissolved corporation that has complied with the Safe Harbor Procedures must petition the Delaware Court of Chancery to determine the amount and form of security that will be (1) reasonably likely to be sufficient to provide compensation for any claim against the dissolved corporation that is the subject of a pending action, suit or proceeding to which the dissolved corporation is a party, other than a claim barred pursuant to the Safe Harbor Procedures, (2) sufficient to provide compensation to any Contingent Contractual Claimant who has rejected the dissolved corporation’s offer for security for such person’s claims made pursuant to the Safe Harbor Procedures, and (3) reasonably likely to be sufficient to provide compensation for claims that have not been made known to the dissolved corporation or that have not arisen but that, based on facts known to the dissolved corporation, are likely to arise or to become known to the dissolved corporation within five years after the date of dissolution or such longer period of time as the Delaware Court of Chancery may determine, not to exceed ten years after the date of dissolution.
Payments and Distributions
If a dissolved corporation has followed the Safe Harbor Procedures, then it will (1) pay the current claims made but not rejected, (2) post the security offered and not rejected for contractual claims that are contingent, conditional or unmatured, (3) post any security ordered by the Delaware Court of Chancery in response to the dissolved corporation’s petition to the court described above, and (4) pay or make provision for all other claims that are mature, known and uncontested or that have been finally determined to be owing by the dissolved corporation. If there are insufficient assets to make these payments and provisions, then they will be satisfied ratably in accordance with legal priorities, to the extent that assets are available.
All remaining assets will be distributed to the dissolved corporation’s stockholders, but not earlier than 150 days after the date of the last notice of rejection given by the dissolved corporation to a Current Claimant pursuant to the Safe Harbor Procedures.
Alternative Procedures under DGCL Section 281(b) (the “Alternative Procedures”)
If a dissolved corporation does not elect to follow the Safe Harbor Procedures, it must adopt a plan of distribution pursuant to which it will (1) pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the corporation, (2) make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the dissolved corporation that is the subject of a pending action, suit or proceeding to which the dissolved corporation is a party and (3) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the dissolved corporation or that have not arisen but that, based on facts known to the dissolved corporation, are likely to arise or to become known to the dissolved corporation within ten years after the date of dissolution. The plan of distribution must provide that such claims shall be paid in full and any such provision for payment will be paid in full if there are sufficient assets. If there are insufficient assets to make these payments and provisions, then they will be satisfied ratably in accordance with legal priorities, to the extent assets are available. All remaining assets will be distributed to the dissolved corporation’s stockholders.
The Plan of Dissolution adopted by the Board and proposed to the stockholders for approval constitutes the plan of distribution for purposes of the Alternative Procedures.
Liabilities of Stockholders and Directors
If a dissolved corporation follows either the Safe Harbor Procedures or the Alternative Procedures, then (1) a stockholder of the dissolved corporation’s will not be liable for any claim against the dissolved corporation in an amount in excess of the lesser of (a) the stockholder’s pro rata share of the claim and (b) the amount distributed to the stockholder. If a dissolved corporation follows the Safe Harbor Procedures, then a stockholder of the dissolved corporation will not be liable for any claim against the dissolved corporation on which an action, suit or proceeding is not begun before the expiration of the Survival Period. In no event will the aggregate liability of a stockholder of a dissolved corporation for claims against the dissolved corporation exceed the amount distributed to the stockholder in dissolution. If a dissolved corporation fully complies with either the Safe Harbor Procedures or the Alternative Procedures, then the dissolved corporation’s directors will not be personally liable to the dissolved corporation’s claimants.
Application of These Procedures to Us
We currently plan to elect to follow the Alternative Procedures. However, our Plan of Dissolution specifically permits our Board the discretion to decide to abandon any plans to follow the Alternative Procedures and to follow the Safe Harbor Procedures permitted by Delaware law. If we follow the Safe Harbor Procedures, then the required published notices would be published in a newspaper of general circulation in New Castle County, Delaware (the location of our registered agent), and Gaithersburg, Maryland (the location of our principal place of business). For more information about our liquidation, winding up and distribution procedures, see the section entitled “Proposal 1 — Approval of the Dissolution and the Plan of Dissolution — Our Plan of Dissolution” beginning on page of 19 this proxy statement.
OUR PLAN OF DISSOLUTION
The Dissolution and subsequent liquidation and winding up will be conducted in accordance with the Plan of Dissolution, which is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. The following is a summary of our Plan of Dissolution and does not purport to be complete or contain all of the information that is important to you. To understand our Plan of Dissolution more fully, you are urged to read this proxy statement as well as the Plan of Dissolution. Our Plan of Dissolution may be modified, clarified or amended by action by our Board at any time and from time to time, as further described below.
Authorization and Effectiveness
Our Plan of Dissolution will be deemed approved if the holders of a majority of the voting power of our outstanding capital stock entitled to vote on the Dissolution Proposal have authorized the Plan of Dissolution and the Dissolution and will constitute our authorized plan and will evidence our authority to take all actions described in the Plan of Dissolution. Following the authorization of the Dissolution by our stockholders, at such time as our Board determines to be appropriate, we will file the Certificate of Dissolution with the Secretary of State and ensure that all relevant taxes (including Delaware franchise taxes) and fees are paid. The Effective Time of our Dissolution will be when the Certificate of Dissolution is filed with the Secretary of State or such later date and time that is stated in the Certificate of Dissolution.
Survival Period
For three years after the Effective Time (or such longer period as the Delaware Court of Chancery may direct) (the “Survival Period”), we will continue as a body corporate for the purpose of prosecuting and defending lawsuits (civil, criminal or administrative) by or against us; settling and closing our business; disposing of and conveying our property; discharging our liabilities in accordance with the DGCL; and distributing our remaining assets, if any, to our stockholders. We will no longer engage in the development of treatments for cardiopulmonary diseases. We anticipate that distributions, if any, to our stockholders will be made in cash, and may be made at any time, from time to time, in accordance with the DGCL.
General Liquidation, Winding Up and Distribution Process
We intend to elect to follow the Alternative Procedures described under the section entitled “Proposal 1 — Approval of the Dissolution and the Plan of Dissolution — Delaware Law Applicable to Our Dissolution — Alternative Procedures under DGCL Section 281(b)” beginning on page 18 of this proxy statement, but our Board retains the discretion to opt to dissolve the Company in accordance with the Safe Harbor Procedures.
The Board intends to seek to distribute funds, if any, to our stockholders as quickly as possible, as permitted by the DGCL and the Plan of Dissolution, and intends to take all reasonable actions to optimize the distributable value to our stockholders.
Continuing Employees and Consultants
During the Survival Period, we may retain, hire, employ or contract with employees, consultants, agents, trustees, independent professional advisors (including legal counsel, accountants and financial advisors) and others, as the Board may determine, from time to time, to be necessary or advisable to effect the Dissolution as described in our Plan of Dissolution. The Board also expects that outside legal and financial advisors will continue to advise on and assist with the Dissolution.
After filing the Certificate of Dissolution, the Board expects it will reduce the size of the Board to three or fewer Board seats to save costs.
We may, in the absolute discretion of the Board, pay the Company’s directors, any employees it may hire, consultants, agents and other representatives, compensation or additional compensation above their regular compensation, including pursuant to severance and retention agreements, in money or other property, in recognition of the extraordinary efforts they will be required to undertake in connection with the implementation of the Plan of Dissolution; however, given the Company’s already streamlined operations, the Board does not expect to need to hire any employees or otherwise expand the team of advisors and consultants currently in place.
Sale of Our Remaining Assets
We have a portfolio of patents, know how, trade secrets, and other intellectual property that covers our platform technologies as well as our product discoveries. The Plan of Dissolution contemplates the sale of all of our remaining non-cash assets, including our intellectual property, if and at such time as the Board may approve, without further stockholder approval. The Plan of Dissolution does not specify the manner in which we may sell our assets. Such sales could take the form of sales of individual assets, sales of groups of assets organized by type of asset or otherwise, a single sale of all or substantially all of our assets, or some other form of sale. The assets may be sold to one or more purchasers in one or more transactions over a period of time. It is not anticipated that any further stockholder votes will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by the Board. There can be no assurance that we will be able to sell our intellectual property assets on attractive terms, or at all. We do not anticipate amending or supplementing this proxy statement to reflect any such agreement or sale, unless required by applicable law. See the section entitled “Risk Factors — Risks Related to the Dissolution” beginning on page 9 of this proxy statement.
Costs and Expenses
We will pay all costs and expenses that the Board may determine from time to time to be necessary or advisable to effect the Dissolution in accordance with the Plan of Dissolution and as may be necessary or advisable to continue our existence and operations. These costs and expenses may include, without limitation, brokerage, agency, professional, consulting and other fees and expenses of persons rendering services to the Company in connection with the matters described in the Plan of Dissolution and costs incurred to comply with contracts to which the Company is a party.

Indemnification
We will continue to indemnify our officers, directors, employees and agents in accordance with, and to the extent required or permitted by, the DGCL, our Sixth Amended and Restated Certificate of Incorporation, as amended, our Amended and Restated Bylaws, as amended, and any contractual arrangements, whether these arrangements existed before the Dissolution or were entered into after the Dissolution. During the Survival Period, acts and omissions of any indemnified or insured person in connection with the implementation of the Plan of Dissolution will be covered to the same extent that they were covered before the effective time of the Dissolution. The Company is authorized to obtain and maintain insurance as may be necessary to cover the Company’s indemnification obligations, or as the Board may determine to be necessary or desirable, including seeking an extension in time and coverage of our insurance policies currently in effect.
Stockholder Consent
Authorization of the Dissolution by the holders of a majority of the voting power of the outstanding shares of our common stock and Series A Preferred Stock entitled to vote thereon, voting as a single class, shall, to the fullest extent permitted by law, constitute approval of all matters described in the Proxy Statement relating to the Dissolution, including our Plan of Dissolution.
Authorization of the Dissolution by the holders of a majority of the voting power of the outstanding shares of our common stock and Series A Preferred Stock entitled to vote thereon, voting as a single class, shall constitute the authorization of the sale, exchange or other disposition in liquidation of all of the remaining property and assets of the Company after the effective time of the Dissolution, whether the sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute approval of any and all contracts for sale, exchange or other disposition that are conditioned on stockholder approval.
Legal Claims
We will defend any claims against us, or our officers or directors, whether a claim exists before the Effective Time or is brought during the Survival Period, based on advice and counsel of our legal and other advisors and in such manner, at such time and with such costs and expenses as our Board may approve from time to time. During the Survival Period, we may continue to prosecute any claims that we had against others before the Effective Time and may institute any new claims against any person as the Board may determine necessary or advisable to protect the Company and its assets and rights or to implement the Plan of Dissolution. At the Board’s discretion, we may defend, prosecute or settle any lawsuits, as applicable.
Effective Time; Stock of the Company
The Effective Time will be the effective time of the Certificate of Dissolution as filed with the Secretary of State.
From and after the Effective Time, and subject to applicable law, each holder of shares of our common stock shall cease to have any rights in respect of that stock, except the right to receive distributions, if any, pursuant to and in accordance with the Plan of Dissolution and the DGCL. After the Effective Time, our stock transfer records shall be closed, and we will not record or recognize any transfer of our common stock occurring after the Effective Time, except, in our sole discretion, such transfers occurring by will, intestate succession or operation of law as to which we have received adequate written notice. We expect the Effective Time to be as soon as reasonably practicable after the Dissolution is approved by our stockholders, and we intend to provide advance notice to our stockholders prior to closing our stock transfer records. No stockholder shall have any appraisal rights in connection with our Dissolution and winding-up. It is anticipated that no further trading of our shares will occur after the Effective Time.
Unclaimed Distributions
If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered a certificate evidencing ownership of the Company’s common stock or for any other reason, the distribution to which the stockholder is otherwise entitled will be transferred, at such time as the final liquidating distribution is made by us, to the extent permitted by law, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of the distribution. The proceeds of such distribution will thereafter be held solely for the benefit of, and for ultimate distribution to, the stockholder as the sole equitable owner of the distribution and will be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. The proceeds of any such distribution will not revert to or become the property of us or any other stockholder.
Liquidating Trust
While we do not currently propose transferring our assets to a liquidating trust, we may do so if deemed appropriate by our Board, based on advice of our legal, tax and accounting advisors. We may, for example, transfer assets to a liquidating trust if we are unable to complete the Dissolution within the initial three-years of the Survival Period.
Abandonment, Exceptions, Modifications, Clarifications and Amendments
Notwithstanding the authorization of the Dissolution by our stockholders as described in this proxy statement, our Board will have the right, as permitted by the DGCL, to abandon the Dissolution at any time before the Effective Time and terminate our Plan of Dissolution, without any action by our stockholders, if our Board determines that to do so is in the best interest of us and our stockholders. Without further action by our stockholders, our Board may, to the extent permitted by Delaware law, waive, modify or amend any part of our Plan of Dissolution, and may provide for exceptions to or clarifications of the terms of our Plan of Dissolution. After the Effective Time, revocation of the Dissolution would require stockholder approval under Delaware law.
Contingent Liabilities; Reserves
Under Delaware law, we are required, in connection with the Dissolution, to pay or make reasonable provision for payment of our liabilities and obligations. To the extent we are able, we will seek to pay all of our expenses (including operating and wind-up expenses to be incurred throughout the Dissolution and wind-up process) and other known, non-contingent liabilities. We have used and anticipate continuing to use cash until the end of the Survival Period for a number of items, including, but not limited to, the following:
•	ongoing operating, reporting and listing expenses;
•	expenses, including retention amounts, incurred in connection with extending our directors’ and officers’ insurance coverage;
•	expenses incurred in connection with the Dissolution;
•	taxes imposed upon us and any of our assets; and
•	professional, legal, consulting and accounting fees.
To the extent we are able, we will seek to maintain a reserve, consisting of cash or other assets for the purposes of satisfaction of our current unknown, contingent and/or conditional claims and liabilities. We may also take other steps to provide for the satisfaction of the reasonably estimated amount of such claims and liabilities, including acquiring insurance coverage with respect to certain claims and liabilities.
There can be no assurance that the reserve will be sufficient. If any of our estimates regarding the expenses to be incurred in the liquidation process, including expenses of personnel required and other operating expenses (including legal, accounting and consulting fees) necessary to dissolve and liquidate the Company and the expenses to satisfy outstanding obligations, liabilities and claims during the liquidation process, are inaccurate, we may be required to increase the amount of the reserve. After the liabilities, expenses and obligations for which the reserve is established have been satisfied in full (or determined not to be owed), we will distribute to our stockholders any remaining portion of the reserve.
In the event we fail to create an adequate reserve for the payment of our expenses and liabilities and amounts have been distributed to the stockholders under the Plan of Dissolution, our creditors may be able to pursue claims against our stockholders directly. See the section entitled “Risk Factors — Risk Related to the Dissolution — Our stockholders may be liable to third parties for part or all of the amount received from us in our liquidating distributions if reserves are inadequate” beginning on page 10 of this proxy statement.
If we were held by a court to have failed to make adequate provision for our expenses and liabilities or if the amount required to be paid in respect of such liabilities exceeded the amount available from the reserve and any assets of the liquidating trust or trusts, a creditor of ours could seek an injunction against the making of liquidating distributions under the Plan of Dissolution on the grounds that the amounts to be distributed were needed to provide for the payment of our expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to stockholders under the Plan of Dissolution.
Reporting Requirements
Whether or not the Dissolution is approved, we will have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act until we have exited from such reporting requirements. If the Dissolution is approved by our stockholders and if the Board determines to proceed with the Dissolution, we plan to initiate steps to exit from certain reporting requirements under the Exchange Act. However, such process may be protracted and we may be required to continue to file Current Reports on Form 8-K to disclose material events, including those related to the Dissolution. Accordingly, we will continue to incur expenses that will reduce the amount available for distribution, including expenses of complying with public company reporting requirements and paying our service providers, among others.
Interests of Certain Persons in the Dissolution
After the Effective Time, we expect that our Board (or some subset thereof) and some of our officers will continue in their positions for the purpose of winding up our business and affairs. We expect to compensate these individuals at a level substantially consistent with their compensation level prior to Effective Time.
See “Security Ownership of Certain Beneficial Owners and Management” for information regarding the number of shares of common stock owned by our directors and executive officers.
Our Sixth Amended and Restated Certificate of Incorporation, as Amended, Amended and Restated Bylaws, as Amended, and the DGCL
During the Survival Period, we will continue to be governed by our Sixth Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as amended, insofar as their terms apply and insofar as necessary or appropriate to implement our Plan of Dissolution. Our Board will continue to have the authority to amend our Amended and Restated Bylaws, as amended, as it may deem necessary or advisable. To any extent that the provisions of our Plan of Dissolution conflict with any provision of the DGCL, the provisions of the DGCL shall prevail.
Authority of the Board
Our Board, without further action by our stockholders, is authorized to take all actions as they deem necessary or advisable to implement our Plan of Dissolution. All determinations and decisions to be made by our Board will be at the absolute and sole discretion of our Board.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE
PROPOSED DISSOLUTION
Certain U.S. Federal Income Tax Consequences
The following discussion is a general summary of certain material U.S. federal income tax consequences of the proposed Dissolution to our common stockholders that are U.S. holders (defined below). The following discussion is based on the Code, its legislative history, the Treasury Regulations and published rulings and decisions, all as currently in effect as of the date of this proxy statement, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state and local laws, federal laws other than those pertaining to income tax, or non-U.S. tax laws are not addressed in this proxy statement. The following discussion has no binding effect on the IRS or the courts. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to our stockholders in light of their individual circumstances. The discussion below does not address any U.S. federal income tax consequences to our stockholders who, for U.S. federal tax purposes, are subject to special rules, such as:
•	banks, financial institutions or insurance companies;
•	tax-exempt entities;
•	persons who hold shares as part of a straddle, hedge, integrated transaction or conversion transaction;
•	persons who have been, but are no longer, citizens or residents of the United States;
•	persons holding shares through an S corporation, partnership or other fiscally transparent entity;
•	dealers or traders in securities, commodities or currencies, or other persons who have elected mark-to- market accounting;
•	grantor trusts;
•	U.S. persons whose “functional currency” is not the U.S. dollar;
•	regulated investment companies or real estate investment trusts;
•	persons who hold shares as “qualified small business stock” under Section 1202 of the Code or “section 1244 stock” under Section 1244 of the Code,
•	persons who are not U.S. holders;
•
persons who received the shares of our common stock through the exercise of incentive stock options or through the issuance of restricted stock under an equity incentive plan or through a tax qualified retirement plan; or

•	persons who own (directly or through attribution) five percent or more (by voting power or value) of our common stock.
Furthermore, this discussion does not apply to holders of options or warrants or stockholders who acquired their shares by exercising options or warrants, nor does it apply to stockholders who received their shares in connection with the performance of services. This discussion assumes that stockholders hold their shares of our common stock as capital assets within the meaning of Section 1221 of the Code.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of common stock of the Company that for U.S. federal income tax purposes is:
•	an individual citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation for U.S. federal tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust, if the trust has validly elected to be treated as a U.S. person for U.S. federal tax purposes or if (1) a U.S. court can exercise primary supervision over its administration and (2) one or more U.S. persons have authority to control all of the substantial decisions of the trust.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal tax purposes) is a beneficial owner of shares of our common stock, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. HOLDERS OF OUR COMMON STOCK THAT ARE NOT U.S. HOLDERS, INCLUDING PARTNERSHIPS AND PARTNERS IN THOSE PARTNERSHIPS, SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE PROPOSED LIQUIDATION AND DISSOLUTION.
U.S. Federal Income Tax Consequences to the Company
Until all of our remaining assets have been distributed to our stockholders or a liquidating trust and the liquidation is complete, we will continue to be subject to U.S. federal income tax on our income, if any, such as interest income. We will recognize gain or loss, if any, upon the sale of any assets held directly by us in connection with our Dissolution in an amount equal to the difference between (1) the fair market value of the consideration received for each asset sold and (2) our adjusted tax basis in the asset sold. We should not recognize any gain or loss upon the distribution of cash to our stockholders as part of the proposed Dissolution. We currently do not anticipate making distributions of property other than cash to stockholders as part of the proposed Dissolution. If we do make a liquidating distribution to our stockholders of property other than cash, we generally will recognize gain or loss upon the distribution of the property as if the property were sold to our stockholders for its fair market value on the date of the distribution. Any tax liability resulting from the proposed Dissolution will reduce the cash available for distribution to our stockholders.
U.S. Federal Income Tax Consequences to U.S. Holders
U.S. holders that receive any distributions made by us pursuant to the Plan of Dissolution will be treated as receiving those amounts as full payment in exchange for their shares of common stock in the Company. A U.S. holder generally will recognize gain or loss on a share-by-share basis equal to the difference between (1) the sum of the amount of cash and the fair market value of property, if any, distributed to the U.S. holder with respect to each share (including distributions to any liquidating trust, as discussed below), less any known liabilities assumed by the U.S. holder or to which the distributed property (if any) is subject, and (2) the U.S. holder’s adjusted tax basis in each share of our common stock. A U.S. holder may determine gain or loss on a block-by-block basis if the U.S. holder holds blocks of our common stock (generally as a result of acquiring a block of common stock at the same time and at the same price). Each U.S. holder must allocate liquidating distributions proportionately to each share of common stock, or, if applicable, each block of common stock, held by the U.S. holder. Liquidating distributions are first applied against, and reduce, the U.S. holder’s adjusted tax basis with respect to a share or a block before recognizing any gain or loss. A U.S. holder will recognize gain to the extent the aggregate distributions allocated to the share of common stock or, if applicable, block of common stock exceeds the U.S. holder’s adjusted tax basis with respect to such share or such block. A U.S. holder will recognize loss only to the extent the U.S. holder has an adjusted tax basis with respect to a share or a block after taking into account all liquidating distributions allocated to the share or the block. Any loss can only be recognized in the tax year that a U.S. holder receives our final liquidating distribution.
Generally, gain or loss recognized by a U.S. holder in connection with the proposed Dissolution will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held a share or block for more than one year or short-term capital gain or loss if the U.S. holder has held the share or block for one year or less. Certain U.S. holders, including individuals, may qualify for preferential tax rates on long-term capital gains. The deductibility of capital losses is subject to certain limitations. While we do not anticipate distributing any contingent claims to our U.S. holders or a liquidating trust as part of the proposed Dissolution, amounts, if any, received by a U.S. holder upon the resolution of a contingent claim that has been distributed could be considered ordinary income rather than capital gain. U.S. holders should consult their own tax advisors with respect to the tax consequences of receiving a contingent claim as part of the proposed Dissolution.
If we effect the proposed Dissolution, we intend to provide U.S. holders and the IRS with statements indicating the amount of cash, and, as applicable, our best estimates of the fair market value of any other property, distributed to our U.S. holders (or transferred to the liquidating trust, as discussed below) at such time and in such manner as required by applicable Treasury Regulations.
Backup Withholding
Distributions to any U.S. holder that fails to provide the appropriate certification in accordance with applicable Treasury Regulations generally will be reduced by backup withholding at the rate applicable at the time of the distributions. Backup withholding generally will not apply to payments made to certain exempt recipients, such as corporations. Backup withholding is not an additional tax. Amounts that are withheld under backup withholding rules may be refunded or credited against the U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner. U.S. holders should consult their own tax advisors regarding the application of backup withholding in their particular circumstances.
THE U.S. FEDERAL INCOME TAX CONSEQUENCES SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO THEM.
Votes Required
Under the DGCL, the Dissolution requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of our common stock and Series A Preferred Stock entitled to thereon, voting as a single class, meaning abstentions and broker non-votes would, without taking into account the terms of the Series A Preferred Stock, have the effect of a vote “Against” the proposal. However, as further discussed above under “Will choosing not to vote my shares have the same effect as casting a vote against the Dissolution Proposal or the Adjournment Proposal,” assuming that the aggregate number of shares of common stock present in person or by proxy, and entitled to vote thereon that voted “for” such Voting Proposal is greater than the aggregate number of shares of common stock present in person or by proxy and entitled to vote thereon that voted “against” or “abstain” on such Voting Proposal, and that the Series A Preferred Stock is voted in favor of the Dissolution Proposal, the failure of a share of our common stock to be voted on the Dissolution Proposal will effectively have no impact on the outcome of the vote.
Board Recommendation
The Board recommends that the stockholders vote “FOR” the Dissolution Proposal.

PROPOSAL 2 — APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING
Our stockholders are being asked to consider and vote upon a proposal to adopt and approve the adjournment of the Special Meeting, from time to time, if determined necessary or advisable by the Board or any committee thereof, including to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Dissolution Proposal.
In the Adjournment Proposal, we are asking you to authorize the holder of any proxy solicited by the Board, and each of them individually, to vote in favor of a proposal to approve and adjourn the Special Meeting, from time to time, to a later date or dates, if determined necessary or advisable by the Board or any committee thereof, including to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Dissolution Proposal. If the stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously voted.
Votes Required
The Adjournment Proposal requires the approval of a majority of the shares cast affirmatively or negatively at the Special Meeting. With respect to the Adjournment Proposal, abstentions and broker non-votes will not affect the voting results.
Board Recommendation
The Board recommends that the stockholders vote “FOR” the adjournment of the Special Meeting, from time to time, if determined necessary or advisable by the Board or any committee thereof, including to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Dissolution Proposal.

SECURITY OWNERSHIP OF CERTAIN OWNERS AND MANAGEMENT
The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of March 1, 2024 by:
•	each of our directors;
•	each of our named executive officers;
•	all of our directors and executive officers as a group; and
•	each person, or group of affiliated persons, who is known by us to be the beneficial owners of greater than 5.0% of our common stock.
The column entitled “Shares Beneficially Owned” is based on a total of 1,371,051 shares of our common stock outstanding as of March 1, 2024.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options, warrants and restricted stock units that are currently exercisable or exercisable within 60 days of March 1, 2024 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of each beneficial owner is NexImmune, Inc., 9119 Gaither Road, Gaithersburg, MD 20877.
Name of Beneficial Owner	Shares Beneficially Owned	of Shares Beneficially Owned
5% Stockholders
B&S NexImmune Holdco LLC and Joshua Barer(1)	75,383	5.5%
Executive Officers and Directors
Sol J. Barer, Ph.D.(2)	98,179	7.1%
Alan S. Roemer, M.B.A., M.P.H.(3)	3,928	*
Tim Bertram, Ph.D.(4)	7,406	*
Paul D’Angio, R.P.H., M.S.J.(5)	5,392	*
Zhengbin (Bing) Yao, Ph.D.(6)	4,279	*
Grant Verstandig(7)	48,249	3.5%
Leena Gandhi, M.D. Ph.D.(8)	2,068	*
Kristi Jones(9)	23,747	1.7%
Mathias Oelke(10)	11,554	*
Timothy Stover(11)	1,488	*
All executive officers and directors as a group (10 persons)	206,290	14.9%
*	Less than 1% of the outstanding shares of our common stock.
(1)
Consists of (a) 61,520 shares of our common stock held by B&S NexImmune Holdco, LLC, and (b) 13,863 shares of our common stock Joshua Barer. Joshua Barer is the sole manager of B&S NexImmune Holdco LLC and has sole voting and dispositive control over the shares held by B&S NexImmune Holdco LLC. Mr. Barer may be considered the beneficial owner of the shares held by B&S NexImmune Holdco LLC and disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. Sol J. Barer, Ph.D., one of our directors and the father of Joshua Barer, is a member of Barer & Son Capital, LLC, which is a member of B&S NexImmune Holdco LLC, but Sol J. Barer, Ph.D. does not have voting or dispositive control over the shares held by B&S NexImmune Holdco LLC. The principal business address of B&S NexImmune Holdco LLC and Mr. Barer is 2 Barer Lane, Mendham, New Jersey 07945.

(2)
Consists of 88,712 shares of common stock and 9,467 shares of common stock underlying options that are exercisable as of March 1, 2024 or will become exercisable within 60 days after such date held by Dr. Barer. Does not include the securities held by B&S NexImmune Holdco LLC discussed in footnote 1, as Dr. Barer has no voting or dispositive control over such securities.

(3)
Consists of 3,928 shares of common stock underlying options that are exercisable as of March 1, 2024 or will become exercisable within 60 days after such date held by Mr. Roemer. Does not include the securities held by the Alan S. Roemer 2015 Family Trust, as Mr. Roemer has no voting or dispositive control over such securities.

(4)
Consists of 3,127 shares of common stock and 4,279 shares of common stock underlying options that are exercisable as of March 1, 2024 or will become exercisable within 60 days after such date held by Dr. Bertram.

(5)
Consists of 1,113 shares of common stock and 4,279 shares of common stock underlying options that are exercisable as of March 1, 2024 or will become exercisable within 60 days after such date held by Mr. D’Angio.

(6)
Consists of 505 shares of common stock and 3,774 shares of common stock underlying options that are exercisable as of March 1, 2024 or will become exercisable within 60 days after such date held by Dr. Yao.

(7)
Consists of 44,219 shares of common stock and 4,030 shares of common stock underlying options that are exercisable as of March 1, 2024 or will become exercisable within 60 days after such date held by Mr. Verstandig.

(8)	Consists of 2,068 shares of common stock underlying options that are exercisable as of March 1, 2024 or will become exercisable within 60 days after such date held by Ms. Gandhi.
(9)
Consists of 2,923 shares of common stock and 20,824 shares of common stock underlying options that are exercisable as of March 1, 2024 or will become exercisable within 60 days after such date held by Ms. Jones. Does not include 11,868 shares underlying restricted stock units that are unvested or will not vest within 60 days of March 1, 2024 held by Ms. Jones. On June 11, 2024, Ms. Jones purchased one (1) share of Series A Preferred Stock from the Company which entitles the holder to the voting power described on pages 2-3 of this proxy statement.

(10)
Consists of 316 shares of common stock and 11,238 shares of common stock underlying options that are exercisable as of March 1, 2024 or will become exercisable within 60 days after such date held by Mr. Oelke. Does not include 5,044 shares underlying restricted stock units that are unvested or will not vest within 60 days of March 1, 2024 held by Mr. Oelke.

(11)
Consists of 1,488 shares of common stock underlying options that are exercisable as of March 1, 2024 or will become exercisable within 60 days after such date held by Mr. Stover. Does not include 2,840 shares underlying restricted stock units that are unvested or will not vest within 60 days of March 1, 2024 held by Mr. Stover. Mr. Stover served as Vice President, Corporate Controller of the Company until April 16, 2024.

HOUSEHOLDING OF PROXY MATERIALS
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including this proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy this proxy statement to you upon written or oral request to NexImmune, Inc., c/o 9119 Gaither Road, Gaithersburg, MD 20877 or (301) 825-9810. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
STOCKHOLDER PROPOSALS
We do not intend to hold future annual meetings of stockholders, including the 2024 annual meeting, if the Plan of Dissolution is approved with the Secretary of State of Delaware.

OTHER MATTERS
Our Board does not know of any other matters to be brought before the Special Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).
The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this proxy statement, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. Such documents are considered to be a part of this proxy statement, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this proxy statement, except as to any portion of any future report or document that is not deemed filed under such provisions:
•	our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on April 16, 2024;
•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, as filed with the SEC on May 20, 2024; and
•
our Current Reports on Form 8-K (other than the portions thereof that are furnished and not filed) as filed with the SEC on January 19, 2024, February 1, 2024, February 2, 2024, February 5, 2024, April 5, 2024 and June 11, 2024.

Upon request, either orally or in writing, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this proxy statement is delivered, a copy of the documents incorporated by reference into this proxy statement but not delivered with the proxy statement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this proxy statement, at no cost by writing us at the following address: NexImmune, Inc., c/o 9119 Gaither Road, Gaithersburg, MD 20877, or by calling us at (301) 825-9810.

ANNEX A
PLAN OF LIQUIDATION AND DISSOLUTION
OF
NEXIMMUNE, INC.
This Plan of Liquidation and Dissolution (“Plan”) is intended to accomplish the dissolution (“Dissolution”) of NexImmune, Inc., a Delaware corporation (such corporation or a successor entity, “Company”) in accordance with Section 275 of the Delaware General Corporation Law (“DGCL”), and following such Dissolution, the winding up and liquidation of the Company, in accordance with Section 281(b) of the DGCL.
1. Approval of Plan. The Board of Directors of the Company (“Board”) has adopted this Plan and presented the Plan to the Company’s stockholders. If the Plan is adopted by the requisite vote of the Company’s stockholders, the Plan shall constitute the adopted “plan of distribution” of the Company pursuant to Section 281(b) of the DGCL.
2. Certificate of Dissolution. Subject to Section 14 hereof, after the stockholders of the Company approve the Dissolution, the Company shall file with the Office of the Secretary of State of the State of Delaware a certificate of dissolution (“Certificate of Dissolution”) in accordance with the DGCL at such time as determined by the Board in its sole discretion (the time of such filing, or such later time as stated therein, “Effective Time”).
3. Cessation of Business Activities. After the Effective Time, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business affairs and distribute its assets in accordance with this Plan.
4. Continuing Employees and Consultants. The Company may hire or retain such employees, consultants and advisors as the Company deems necessary or desirable to supervise or facilitate the Dissolution and subsequent liquidation and winding up of the Company.
5. Liquidation and Winding Up Process.
From and after the Effective Time, the Company shall complete the following corporate actions:
(i) The Company (a) shall pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the Company, (b) shall make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party, and (c) shall make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the Company within 10 years after the date of dissolution. All such claims shall be paid in full and any such provision for payment made shall be made in full if there are sufficient assets. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor.
(ii) After the payments and provisions are made pursuant to clause (i) above, if there are any assets remaining, the Company shall distribute to its stockholders, in accordance with the Company’s certificate of incorporation, as amended and/or restated through the Effective Time, all remaining assets, including all available cash, including the cash proceeds of any sale, exchange or disposition. Such distribution may occur all at once or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Board in its absolute discretion, may determine. In furtherance of Section 5(i) of this Plan, if and to the extent deemed necessary, appropriate or desirable by the Board, in its absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property to satisfy claims against the Company, including, without limitation, tax obligations, all expenses related to the sale of the Company’s property and assets, all expenses related to the collection and defense of the Company’s property and assets, and the liquidation and dissolution provided for in this Plan.
Notwithstanding anything contained herein to the contrary, the Company, at the discretion of the Board, may opt to liquidate and wind-up the Company in accordance with the procedures set forth in Sections 280 and 281(a) of the DGCL.

6. Cancellation of Stock. The distributions to the Company’s stockholders pursuant to Section 5 hereof, if any, shall be deemed to be in complete cancellation of all of the outstanding shares of capital stock of the Company as of the date that the continuation of the Company’s legal existence terminates in accordance with Section 278 of the DGCL. From and after the Effective Time, and subject to applicable law, the holders of all outstanding shares of capital stock of the Company shall cease to have any rights in respect thereof, except the right to receive distributions, if any, pursuant to and in accordance with Section 5 hereof. As a condition to receipt of any distribution to the Company’s stockholders, with respect to any certificated shares of capital stock, the Company may require the Company’s stockholders to (i) surrender their certificates evidencing their shares of capital stock to the Company, or (ii) furnish the Company with evidence satisfactory to the Company of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Company. The Company will close its stock transfer books and discontinue recording transfers of shares of capital stock of the Company at the Effective Time, and thereafter any certificate representing shares of capital stock of the Company will not be assignable or transferable on the books of the Company except by will, intestate succession, operation of law or upon the dissolution of the stockholders or their successors.
7. Conduct of the Company Following Approval of the Plan. Under Delaware law, dissolution is effective upon the filing of a certificate of dissolution with the Secretary of State of the State of Delaware or upon such future effective date as may be set forth in the certificate of dissolution. Section 278 of the DGCL provides that a dissolved corporation shall be continued for the term of 3 years from such dissolution or for such longer period as the Court of Chancery shall in its discretion direct, a body corporate for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against it, and of enabling it gradually to settle and close its business, to dispose of and convey its property, to discharge its liabilities and to distribute to its stockholders any remaining assets, but not for the purpose of continuing the business for which the corporation was organized. With respect to any action, suit or proceeding begun by or against the corporation either prior to or within 3 years after the date of its dissolution, the action shall not abate by reason of the dissolution of the corporation; the corporation shall, solely for the purpose of such action, suit or proceeding, be continued as a body corporate beyond the 3-year period and until any judgments, orders or decrees therein shall be fully executed, without the necessity for any special direction to that effect by the Court of Chancery. The powers of the officers and directors of the corporation shall continue during this time period in order to allow them to take the necessary steps to wind up the affairs of the corporation.
8. Absence of Appraisal Rights. Under Delaware law, the Company’s stockholders are not entitled to appraisal rights for shares of capital stock of the Company in connection with the transactions contemplated by the Plan.
9. Abandoned Property. If any distribution to the stockholders of the Company cannot be made, whether because such stockholder cannot be located, has not surrendered its certificate evidencing the capital stock as required hereunder or for any other reason, the distribution to which such stockholder is entitled shall be transferred, at such time as the final liquidating distribution is made by the Company, to the extent permitted by law, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of, and for ultimate distribution to, such stockholders as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.
10. Stockholder Consent to Sale of Assets. Adoption of this Plan by the stockholders of the Company shall constitute the approval of such stockholders of the sale, exchange or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition that are conditioned on adoption of this Plan.
11. Expenses of Dissolution. In connection with and for the purposes of implementing and assuring completion of this Plan, the Company may pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan.

12. Compensation. In connection with and for the purpose of implementing and assuring the completion of this Plan, the Company may pay the Company’s officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, including pursuant to severance and retention agreements, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of this Plan by the requisite vote of the outstanding capital stock of the Company shall constitute the approval of the Company’s stockholders of the payment of any such compensation.
13. Indemnification. The Company shall continue to indemnify, and advance expenses to, its officers, directors, employees, agents and trustee, as applicable, in accordance with its Certificate of Incorporation, Bylaws, and contractual arrangements as therein or elsewhere provided, the Company’s existing directors’ and officers’ liability insurance policy and applicable law, and such indemnification and advancement shall apply to acts or omissions of such persons, as applicable, in connection with the implementation of this Plan and the winding up of the affairs of the Company. The Company is authorized to obtain and maintain insurance as may be necessary to cover the Company’s indemnification obligations or as the Board may determine to be necessary or desirable.
14. Modification or Abandonment of the Plan. Notwithstanding adoption of this Plan by the stockholders of the Company, the Board may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by such stockholders to the extent permitted by the DGCL.
15. Authorization. The Board is hereby authorized, without further action by the stockholders of the Company, to do and perform or cause the officers of the Company to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that are deemed necessary, appropriate or desirable, to implement this Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up the affairs of the Company.

ANNEX B
Sections 275 through 283 of the DGCL
§ 275. Dissolution generally; procedure.
(a)
If it should be deemed advisable in the judgment of the board of directors of any corporation that it should be dissolved, the board, after the adoption of a resolution to that effect by a majority of the whole board at any meeting called for that purpose, shall cause notice of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution to be given to each stockholder entitled to vote thereon as of the record date for determining the stockholders entitled to notice of the meeting.

(b)
At the meeting a vote shall be taken upon the proposed dissolution. If a majority of the outstanding stock of the corporation entitled to vote thereon shall vote for the proposed dissolution, a certification of dissolution shall be filed with the Secretary of State pursuant to subsection (d) of this section.

(c)
Dissolution of a corporation may also be authorized without action of the directors if all the stockholders entitled to vote thereon shall consent in writing and a certificate of dissolution shall be filed with the Secretary of State pursuant to subsection (d) of this section.

(d)
If dissolution is authorized in accordance with this section, a certificate of dissolution shall be executed, acknowledged and filed, and shall become effective, in accordance with § 103 of this title. Such certificate of dissolution shall set forth:

(1)	The name of the corporation;
(2)	The date dissolution was authorized;
(3)
That the dissolution has been authorized by the board of directors and stockholders of the corporation, in accordance with subsections (a) and (b) of this section, or that the dissolution has been authorized by all of the stockholders of the corporation entitled to vote on a dissolution, in accordance with subsection (c) of this section;

(4)	The names and addresses of the directors and officers of the corporation; and
(5)	The date of filing of the corporation’s original certificate of incorporation with the Secretary of State.
(e)
The resolution authorizing a proposed dissolution may provide that notwithstanding authorization or consent to the proposed dissolution by the stockholders, or the members of a nonstock corporation pursuant to § 276 of this title, the board of directors or governing body may abandon such proposed dissolution without further action by the stockholders or members.

(f)
If a corporation has included in its certificate of incorporation a provision limiting the duration of its existence to a specified date in accordance with § 102(b)(5) of this title, a certificate of dissolution shall be executed, acknowledged and filed in accordance with § 103 of this title within 90 days before such specified date and shall become effective on such specified date. Such certificate of dissolution shall set forth:

(1)	The name of the corporation;
(2)	The date specified in the corporation’s certificate of incorporation limiting the duration of its existence;
(3)	The names and addresses of the directors and officers of the corporation; and
(4)	The date of filing of the corporation’s original certificate of incorporation with the Secretary of State.
The failure to timely file a certificate of dissolution pursuant to this subsection with respect to any corporation shall not affect the expiration of such corporation’s existence on the date specified in its certificate of incorporation pursuant to § 102(b)(5) of this title and shall not eliminate the requirement to file a certificate of dissolution as contemplated by this subsection. If a certificate of good standing is issued by the Secretary of State after the date specified in a corporation’s certificate of incorporation pursuant to § 102(b)(5) of this title, such certificate of good standing shall be of no force or effect.

(g)	A corporation shall be dissolved upon the earlier of:
(1)	The date specified in such corporation’s certificate of incorporation pursuant to § 102(b)(5) of this title; or
(2)	The effectiveness in accordance with § 103 of this title of a certificate of dissolution filed in accordance with this section.
§ 276. Dissolution of nonstock corporation; procedure.
(a)
Whenever it shall be desired to dissolve any nonstock corporation, the governing body shall perform all the acts necessary for dissolution which are required by § 275 of this title to be performed by the board of directors of a corporation having capital stock. If any members of a nonstock corporation are entitled to vote for the election of members of its governing body or are entitled to vote for dissolution under the certificate of incorporation or the bylaws of such corporation, such members shall perform all the acts necessary for dissolution which are contemplated by § 275 of this title to be performed by the stockholders of a corporation having capital stock, including dissolution without action of the members of the governing body if all the members of the corporation entitled to vote thereon shall consent in writing and a certificate of dissolution shall be filed with the Secretary of State pursuant to § 275(d) of this title. If there is no member entitled to vote thereon, the dissolution of the corporation shall be authorized at a meeting of the governing body, upon the adoption of a resolution to dissolve by the vote of a majority of members of its governing body then in office. In all other respects, the method and proceedings for the dissolution of a nonstock corporation shall conform as nearly as may be to the proceedings prescribed by § 275 of this title for the dissolution of corporations having capital stock.

(b)
If a nonstock corporation has not commenced the business for which the corporation was organized, a majority of the governing body or, if none, a majority of the incorporators may surrender all of the corporation rights and franchises by filing in the office of the Secretary of State a certificate, executed and acknowledged by a majority of the incorporators or governing body, conforming as nearly as may be to the certificate prescribed by § 274 of this title.

(c)
If a nonstock corporation has included in its certificate of incorporation a provision limiting the duration of its existence to a specified date in accordance with § 102(b)(5) of this title, a certificate of dissolution shall be executed, acknowledged and filed in accordance with § 103 of this title within 90 days before such specified date and shall become effective on such specified date. Such certificate of dissolution shall include the information required by § 275(f) of this title. The failure to timely file a certificate of dissolution pursuant to this subsection with respect to any nonstock corporation shall not affect the expiration of such corporation’s existence on the date specified in its certificate of incorporation pursuant to § 102(b)(5) of this title and shall not eliminate the requirement to file a certificate of dissolution as contemplated by this subsection. If a certificate of good standing is issued by the Secretary of State after the date specified in a nonstock corporation’s certificate of incorporation pursuant to § 102(b)(5) of this title, such certificate of good standing shall be of no force or effect.

§ 277. Payment of franchise taxes before dissolution, merger, transfer or conversion.
No corporation shall be dissolved, merged, transferred (without continuing its existence as a corporation of this State) or converted under this chapter until:
(1)
All franchise taxes due to or assessable by the State including all franchise taxes due or which would be due or assessable for the entire calendar month during which such dissolution, merger, transfer or conversion becomes effective have been paid by the corporation; and

(2)
All annual franchise tax reports including a final annual franchise tax report for the year in which such dissolution, merger, transfer or conversion becomes effective have been filed by the corporation; notwithstanding the foregoing, if the Secretary of State certifies that an instrument to effect a dissolution, merger, transfer or conversion has been filed in the Secretary of State’s office, such corporation shall be dissolved, merged, transferred or converted at the effective time of such instrument.

§ 278. Continuation of corporation after dissolution for purposes of suit and winding up affairs.
All corporations, whether they expire by their own limitation or are otherwise dissolved, shall nevertheless be continued, for the term of 3 years from such expiration or dissolution or for such longer period as the Court of Chancery shall in its discretion direct, bodies corporate for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against them, and of enabling them gradually to settle and close their business, to dispose of and convey their property, to discharge their liabilities and to distribute to their stockholders any remaining assets, but not for the purpose of continuing the business for which the corporation was organized. With respect to any action, suit or proceeding begun by or against the corporation either prior to or within 3 years after the date of its expiration or dissolution, the action shall not abate by reason of the dissolution of the corporation; the corporation shall, solely for the purpose of such action, suit or proceeding, be continued as a body corporate beyond the 3-year period and until any judgments, orders or decrees therein shall be fully executed, without the necessity for any special direction to that effect by the Court of Chancery.
Sections 279 through 282 of this title shall apply to any corporation that has expired by its own limitation, and when so applied, all references in those sections to a dissolved corporation or dissolution shall include a corporation that has expired by its own limitation and to such expiration, respectively.
§ 279. Trustees or receivers for dissolved corporations; appointment; powers; duties.
When any corporation organized under this chapter shall be dissolved in any manner whatever, the Court of Chancery, on application of any creditor, stockholder or director of the corporation, or any other person who shows good cause therefor, at any time, may either appoint 1 or more of the directors of the corporation to be trustees, or appoint 1 or more persons to be receivers, of and for the corporation, to take charge of the corporation’s property, and to collect the debts and property due and belonging to the corporation, with power to prosecute and defend, in the name of the corporation, or otherwise, all such suits as may be necessary or proper for the purposes aforesaid, and to appoint an agent or agents under them, and to do all other acts which might be done by the corporation, if in being, that may be necessary for the final settlement of the unfinished business of the corporation. The powers of the trustees or receivers may be continued as long as the Court of Chancery shall think necessary for the purposes aforesaid.
§ 280. Notice to claimants; filing of claims.
(a) (1)
After a corporation has been dissolved in accordance with the procedures set forth in this chapter, the corporation or any successor entity may give notice of the dissolution, requiring all persons having a claim against the corporation other than a claim against the corporation in a pending action, suit or proceeding to which the corporation is a party to present their claims against the corporation in accordance with such notice. Such notice shall state:

a.
That all such claims must be presented in writing and must contain sufficient information reasonably to inform the corporation or successor entity of the identity of the claimant and the substance of the claim;

b.	The mailing address to which such a claim must be sent;
c.	The date by which such a claim must be received by the corporation or successor entity, which date shall be no earlier than 60 days from the date thereof; and
d.	That such claim will be barred if not received by the date referred to in paragraph (a)(1)c. of this section; and
e.
That the corporation or a successor entity may make distributions to other claimants and the corporation’s stockholders or persons interested as having been such without further notice to the claimant; and

f.	The aggregate amount, on an annual basis, of all distributions made by the corporation to its stockholders for each of the 3 years prior to the date the corporation dissolved.
Such notice shall also be published at least once a week for 2 consecutive weeks in a newspaper of general circulation in the county in which the office of the corporation’s last registered agent in this State is located and in the corporation’s principal place of business and, in the case of a corporation having $10,000,000 or more in total assets at the time of its dissolution, at least once in all editions of a daily newspaper with a national circulation. On or before the date of the first publication of such notice, the corporation or successor entity shall mail a copy of such notice by certified or registered mail, return receipt requested, to each known claimant of the corporation including persons with claims asserted against the corporation in a pending action, suit or proceeding to which the corporation is a party.
(2)
Any claim against the corporation required to be presented pursuant to this subsection is barred if a claimant who was given actual notice under this subsection does not present the claim to the dissolved corporation or successor entity by the date referred to in paragraph (a) (1)c. of this section.

(3)
A corporation or successor entity may reject, in whole or in part, any claim made by a claimant pursuant to this subsection by mailing notice of such rejection by certified or registered mail, return receipt requested, to the claimant within 90 days after receipt of such claim and, in all events, at least 150 days before the expiration of the period described in § 278 of this title; provided however, that in the case of a claim filed pursuant to § 295 of this title against a corporation or successor entity for which a receiver or trustee has been appointed by the Court of Chancery the time period shall be as provided in § 296 of this title, and the 30-day appeal period provided for in § 296 of this title shall be applicable. A notice sent by a corporation or successor entity pursuant to this subsection shall state that any claim rejected therein will be barred if an action, suit or proceeding with respect to the claim is not commenced within 120 days of the date thereof, and shall be accompanied by a copy of §§ 278-283 of this title and, in the case of a notice sent by a court- appointed receiver or trustee and as to which a claim has been filed pursuant to § 295 of this title, copies of §§ 295 and 296 of this title.

(4)
A claim against a corporation is barred if a claimant whose claim is rejected pursuant to paragraph (a)(3) of this section does not commence an action, suit or proceeding with respect to the claim no later than 120 days after the mailing of the rejection notice.

(b) (1)
A corporation or successor entity electing to follow the procedures described in subsection (a) of this section shall also give notice of the dissolution of the corporation to persons with contractual claims contingent upon the occurrence or nonoccurrence of future events or otherwise conditional or unmatured, and request that such persons present such claims in accordance with the terms of such notice. Provided however, that as used in this section and in § 281 of this title, the term “contractual claims” shall not include any implied warranty as to any product manufactured, sold, distributed or handled by the dissolved corporation. Such notice shall be in substantially the form, and sent and published in the same manner, as described in paragraph (a)(1) of this section.

(2)
The corporation or successor entity shall offer any claimant on a contract whose claim is contingent, conditional or unmatured such security as the corporation or successor entity determines is sufficient to provide compensation to the claimant if the claim matures. The corporation or successor entity shall mail such offer to the claimant by certified or registered mail, return receipt requested, within 90 days of receipt of such claim and, in all events, at least 150 days before the expiration of the period described in § 278 of this title. If the claimant offered such security does not deliver in writing to the corporation or successor entity a notice rejecting the offer within 120 days after receipt of such offer for security, the claimant shall be deemed to have accepted such security as the sole source from which to satisfy the claim against the corporation.

(c) (1)
A corporation or successor entity which has given notice in accordance with subsection (a) of this section shall petition the Court of Chancery to determine the amount and form of security that will be reasonably likely to be sufficient to provide compensation for any claim against the corporation which is the subject of a pending action, suit or proceeding to which the corporation is a party other than a claim barred pursuant to subsection (a) of this section.

(2)
A corporation or successor entity which has given notice in accordance with subsections (a) and (b) of this section shall petition the Court of Chancery to determine the amount and form of security that will be sufficient to provide compensation to any claimant who has rejected the offer for security made pursuant to paragraph (b)(2) of this section.

(3)	A corporation or successor entity which has given notice in accordance with subsection (a) of this section shall petition the Court of Chancery to determine the amount and form of security which will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the corporation or that have not arisen but that, based on facts known to the corporation or successor entity, are likely to arise or to become known to the corporation or successor entity within 5 years after the date of dissolution or such longer period of time as the Court of Chancery may determine not to exceed 10 years after the date of dissolution. The Court of Chancery may appoint a guardian ad litem in respect of any such proceeding brought under this subsection. The reasonable fees and expenses of such guardian, including all reasonable expert witness fees, shall be paid by the petitioner in such proceeding.
(d)
The giving of any notice or making of any offer pursuant to this section shall not revive any claim then barred or constitute acknowledgment by the corporation or successor entity that any person to whom such notice is sent is a proper claimant and shall not operate as a waiver of any defense or counterclaim in respect of any claim asserted by any person to whom such notice is sent.

(e)
As used in this section, the term “successor entity” shall include any trust, receivership or other legal entity governed by the laws of this State to which the remaining assets and liabilities of a dissolved corporation are transferred and which exists solely for the purposes of prosecuting and defending suits, by or against the dissolved corporation, enabling the dissolved corporation to settle and close the business of the dissolved corporation, to dispose of and convey the property of the dissolved corporation, to discharge the liabilities of the dissolved corporation and to distribute to the dissolved corporation’s stockholders any remaining assets, but not for the purpose of continuing the business for which the dissolved corporation was organized.

(f)
The time periods and notice requirements of this section shall, in the case of a corporation or successor entity for which a receiver or trustee has been appointed by the Court of Chancery, be subject to variation by, or in the manner provided in, the Rules of the Court of Chancery.

(g)
In the case of a nonstock corporation, any notice referred to in the last sentence of paragraph (a)(3) of this section shall include a copy of § 114 of this title. In the case of a nonprofit nonstock corporation, provisions of this section regarding distributions to members shall not apply to the extent that those provisions conflict with any other applicable law or with that corporation’s certificate of incorporation or bylaws.

§ 281. Payment and distribution to claimants and stockholders.
(a)	A dissolved corporation or successor entity which has followed the procedures described in § 280 of this title:
(1)	Shall pay the claims made and not rejected in accordance with § 280(a) of this title,
(2)	Shall post the security offered and not rejected pursuant to § 280(b)(2) of this title,
(3)	Shall post any security ordered by the Court of Chancery in any proceeding under § 280(c) of this title, and
(4)	Shall pay or make provision for all other claims that are mature, known and uncontested or that have been finally determined to be owing by the corporation or such successor entity.
Such claims or obligations shall be paid in full and any such provision for payment shall be made in full if there are sufficient assets. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority, and, among claims of equal priority, ratably to the extent of assets legally available therefor. Any remaining assets shall be distributed to the stockholders of the dissolved corporation; provided, however, that such distribution shall not be made before the expiration of 150 days from the date of the last notice of rejections given pursuant to § 280(a)(3) of this title. In the absence of actual fraud, the judgment of the directors of the dissolved corporation or the governing persons of such successor entity as to the provision made for the payment of all obligations under paragraph (a)(4) of this section shall be conclusive.
(b)
A dissolved corporation or successor entity which has not followed the procedures described in § 280 of this title shall, prior to the expiration of the period described in § 278 of this title, adopt a plan of distribution pursuant to which the dissolved corporation or successor entity (i) shall pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the corporation or such successor entity, (ii) shall make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the corporation which is the subject of a pending action, suit or proceeding to which the corporation is a party and (iii) shall make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the corporation or that have not arisen but that, based on facts known to the corporation or successor entity, are likely to arise or to become known to the corporation or successor entity within 10 years after the date of dissolution. The plan of distribution shall provide that such claims shall be paid in full and any such provision for payment made shall be made in full if there are sufficient assets. If there are insufficient assets, such plan shall provide that such claims and obligations shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor. Any remaining assets shall be distributed to the stockholders of the dissolved corporation.
(c)
Directors of a dissolved corporation or governing persons of a successor entity which has complied with subsection (a) or (b) of this section shall not be personally liable to the claimants of the dissolved corporation.

(d)	As used in this section, the term “successor entity” has the meaning set forth in § 280(e) of this title.
(e)
The term “priority,” as used in this section, does not refer either to the order of payments set forth in paragraph (a)(1)-(4) of this section or to the relative times at which any claims mature or are reduced to judgment.

(f)
In the case of a nonprofit nonstock corporation, provisions of this section regarding distributions to members shall not apply to the extent that those provisions conflict with any other applicable law or with that corporation’s certificate of incorporation or bylaws.

§ 282. Liability of stockholders of dissolved corporations.
(a)
A stockholder of a dissolved corporation the assets of which were distributed pursuant to § 281(a) or (b) of this title shall not be liable for any claim against the corporation in an amount in excess of such stockholder’s pro rata share of the claim or the amount so distributed to such stockholder, whichever is less.

(b)
A stockholder of a dissolved corporation the assets of which were distributed pursuant to § 281(a) of this title shall not be liable for any claim against the corporation on which an action, suit or proceeding is not begun prior to the expiration of the period described in § 278 of this title.

(c)	The aggregate liability of any stockholder of a dissolved corporation for claims against the dissolved corporation shall not exceed the amount distributed to such stockholder in dissolution.
§ 283. Jurisdiction.
The Court of Chancery shall have jurisdiction of any application prescribed in this subchapter and of all questions arising in the proceedings thereon, and may make such orders and decrees and issue injunctions therein as justice and equity shall require.

NEXIMMUNE, INC.
9119 GAITHER ROAD
GAITHERSBURG, MD 20877

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V53234-S91509

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V53235-S91509

NEXIMMUNE, INC.
Special Meeting of Stockholders
July 11, 2024 at 10:00 a.m. EDT
This proxy is solicited by the Board of Directors

THE UNDERSIGNED APPOINTS KRISTI JONES AND ALBERT N. MARCHIO II AND EACH OF THEM (THE "PROXIES"), AS PROXIES OF THE UNDERSIGNED, WITH THE FULL POWER OF SUBSTITUTION, AND AUTHORIZES EACH OF THEM TO REPRESENT AND VOTE, AS DESIGNATED ON THE REVERSE HEREOF, ALL OF THE CAPITAL STOCK OF NEXIMMUNE, INC., HELD OF RECORD BY THE UNDERSIGNED AT THE CLOSE OF BUSINESS ON JUNE 11, 2024 AT THE SPECIAL MEETING OF STOCKHOLDERS OF NEXIMMUNE, INC. TO BE HELD AT 10:00 A.M. EDT ON JULY 11, 2024 VIA LIVE AUDIO WEBCAST OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

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